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Exhibit 99.1

TD WATERHOUSE GROUP, INC.

401(k) AND PROFIT SHARING PLAN

(As Restated Effective July 1, 2004)

NOTE: This document is an important legal instrument with legal and tax implications. It should be reviewed by legal counsel prior to adoption.

TD WATERHOUSE GROUP, INC.

401(k) AND PROFIT SHARING PLAN

(As Restated Effective July 1, 2004)

i

2.37	"Prior Plan"	12
2.38	"Prior Plan Year Average Actual Deferral Percentage"	12
2.39	"Prior Plan Year Average Contribution Percentage"	12
2.40	"Profit Sharing Contribution"	12
2.41	"Qualified Non-Elective Contribution"	13
2.42	"Termination of employment", "employment is terminated", "terminates employment"	13
2.43	"Trust"	13
2.44	"Trustee"	13
2.45	"Valuation Date"	13
2.46	"Vesting Computation Period"	13
2.47	"Year of Service"	13
ARTICLE III	APPOINTMENT, POWERS AND DUTIES OF ADMINISTRATIVE COMMITTEE	14
3.1	Administrative Committee	14
3.2	Notice to Trustee	14
3.3	Powers and Duties of Committee	14
3.4	Indemnification	16
3.5	Committee Expenses	16
3.6	Voice Response and Other Systems	16
ARTICLE IV	PARTICIPATION	17
4.1	Participation Requirements	17
4.2	"Year of Service"	17
4.3	Determination of Participation	19
4.4	Transfer of Employment to an Affiliated Company	19
4.5	Rehired Employee	19
4.6	Suspension of Participation	20
ARTICLE V	AUTHORIZED LEAVE OF ABSENCE	21
5.1	Authorized Leave of Absence Defined	21
5.2	Return to Actual Employment	21
5.3	Imputed Compensation	21
5.4	Uniformed Services Employment and Reemployment Rights Act	21
ARTICLE VI	COMPENSATION REDUCTION CONTRIBUTIONS	22
6.1	Compensation Reduction Contributions	22
6.2	Deferral Election	24
6.3	Suspension of or Change in Deferral Election	24
6.4	Deferral Percentage Limitation	25
6.5	Special Rules on Deferral Percentage Limitations	25
6.6	Adjustment of Deferrals	26
6.7	Transfer of Assets and Liabilities from Kennedy Cabot (A Division of Waterhouse Securities, Inc.) 401(k) & Profit Sharing Plan	28
6.8	Transfer of Assets and Liabilities from Jack White (A Division of Waterhouse Securities, Inc.) 401(k) Plan	28

6.9	Transfer of Assets and Liabilities from Marketware International, Inc. Profit Sharing Plan	29
6.10	Transfer of Assets and Liabilities from the R. J. Thompson Holdings, Inc. 401(k) Plan	30
6.11	Merger of TD Waterhouse Group, Inc. Profit Sharing Plan	30
ARTICLE VII	COMPANY MATCHING CONTRIBUTIONS AND PROFIT SHARING CONTRIBUTIONS	33
7.1	Company Matching Contributions	33
7.2	Percentage Limitation on Company Matching Contributions	34
7.3	Special Rules for Contribution Percentage Limit Testing	35
7.4	Adjustments To Contributions	36
7.5	Profit Sharing Contributions	37
7.6	Participants Sharing in Allocation	38
7.7	Allocation of Company Contributions and Forfeitures	38
7.8	Overall Limitation on Annual Additions	39
7.9	Definitions	40
7.10	Timing of Compensation Reduction and Matching Contributions	40
7.11	Compliance With Code Section 415	40
ARTICLE VIII	INVESTMENT AND VALUATION OF ACCOUNTS	41
8.1	The Fund	41
8.2	Establishment and Objectives of Investment Funds	41
8.3	Investment Elections	41
8.4	Participant's Rights to Periodic Reallocation of Accounts	42
8.5	Participant's Right to Reallocate Future Contributions	42
8.6	Valuation of Trust Fund	43
8.7	Periodic Adjustments to Accounts	43
8.8	Limitation on Purchase of Stock of a Bank or Bank Holding Company	44
ARTICLE IX	RETIREMENT DATES	45
9.1	Retirement	45
9.2	Normal Retirement Date	45
9.3	Deferred Retirement Date	45
9.4	Disability Retirement Date	45
ARTICLE X	VESTING	46
10.1	Effect of Allocations	46
10.2	Nonforfeitable Accrued Benefit on Retirement or Death	46
10.3	Vesting in Compensation Reduction Contribution Account and Rollover Account	46
10.4	Vesting in Company Matching Contribution Account and Profit Sharing Account	46
10.5	Allocation of Forfeitures	51

ARTICLE XI	DISTRIBUTION OF BENEFITS	53
11.1	General Rules	53
11.2	Retirement	55
11.3	Death	55
11.4	Other Termination of Employment	56
11.5	Direct Rollovers	56
11.6	Non-Assignability of Benefits	58
11.7	Substitute Payee	58
11.8	Conclusiveness of Committee's Determination	58
11.9	Investment of Account Balance of Terminated Participant	59
11.10	Stale-Dated Checks	59
ARTICLE XII	TOP-HEAVY RULES	60
12.1	Top-Heavy Plan	60
12.2	Minimum Contribution	60
12.3	Aggregation of Plans	61
12.4	Definitions and Special Rules	61
12.5	Modification of Top-Heavy Rules	62
ARTICLE XIII	WITHDRAWALS WHILE EMPLOYED	64
13.1	Hardship Withdrawals	64
13.2	Distributions Upon Attaining Age 59 1/2	67
13.3	Withdrawals While Partially Vested	67
13.4	Distribution from ESOP Account While Employed	67
13.5	No Distribution of Collateral	68
13.6	Withdrawal on Pro-Rata Basis	68
13.7	Committee May Adopt Further Rules	68
13.8	Withdrawal From Rollover Account	68
ARTICLE XIV	LOANS	69
14.1	Overall Limitations	69
14.2	Terms of Loans	70
14.3	Source of Loans	70
14.4	Withholding and Application of Loan Payments	70
14.5	Default	71
14.6	Administrative Rules and Procedures	72
ARTICLE XV	AMENDMENT AND TERMINATION	73
15.1	Amendment	73
15.2	Permanent Discontinuance of Contributions; Termination	73
ARTICLE XVI	QUALIFIED DOMESTIC RELATIONS ORDERS (QDROS)	75
16.1	Terms of a QDRO	75
16.2	QDRO Definitions	75
16.3	Payments Prior to Separation from Employment	76
16.4	Treatment of Former Spouse	76
16.5	Notification of Receipt of Order	77
16.6	Separate Accounting	77

ARTICLE XVII	ROLLOVER CONTRIBUTIONS	78
17.1	Rollover of Funds From Other Plans	78
17.2	Rollover of Funds From Conduit Individual Retirement Account (IRA)	78
17.3	Treatment as Participant	79
17.4	Mistaken Rollover	79
17.5	Investment of Rollover Account	79
ARTICLE XVIII	MISCELLANEOUS PROVISIONS	80
18.1	Uniform Application	80
18.2	Determination of Contributions and Compensation Not Subject to Review	80
18.3	Payment of Expenses	80
18.4	Participant's Rights; Claim Procedure	80
18.5	Written Notice May Be Required	81
18.6	Merger or Consolidation of Plan	81
18.7	Validity or Writings Presumed	82
18.8	When Notice Given	82
18.9	Construction of Plan	82
18.10	Plan Binding Upon Representatives	82
18.11	Titles to Have No Effect	82
18.12	Word Construction	82
18.13	No Provision to be Interpreted as Exculpatory	82
18.14	Supplemental Claims Procedures for Benefits on Account of Disability	83
18.15	Failure to Follow Claims Procedures	84
ARTICLE XIX	VOTING EMPLOYER STOCK	85
19.1	Voting Employer Stock	85
ARTICLE XX	MINIMUM DISTRIBUTION REQUIREMENTS	86
20.1	General Rules	86
20.2	Time and Manner of Distribution	86
20.3	Required Minimum Distributions During Participant's Lifetime	87
20.4	Required Minimum Distributions After Participant's Death	88
20.5	Definitions	89

v

ARTICLE I

PURPOSE

1.1
Purpose of Plan

  This Plan has been adopted to provide retirement and related benefits for Participants and their Beneficiaries, and is intended to conform to, and shall be interpreted in accordance with, the Code and the Employee Retirement Income Security Act of 1974, as amended, and the Regulations from time to time effective thereunder. The Plan is intended to be a profit sharing plan which is tax-qualified under Code Section 401(a) and which contains a cash or deferral arrangement under Section 401(k) of the Code.

  The Plan was originally effective September 1, 1994 and was known as the "Waterhouse Investor Services 401(k) Plan" (the "Predecessor Plan"). Effective January 1, 1997, the Plan was renamed the "Waterhouse Investor Services, Inc. 401(k) Plan." The Plan was an amendment, restatement and continuation of the Predecessor Plan as amended and in effect immediately prior to January 1, 1997.

  Effective January 1, 2000, the Plan was renamed the TD Waterhouse Holdings, Inc. 401(k) Plan. The Plan was an amendment, restatement and continuation of the "Waterhouse Investor Services, Inc. 401(k) Plan" as amended and in effect immediately prior to January 1, 2000. Effective as of November 21, 2001, the Plan was renamed the TD Waterhouse Group, Inc. 401(k) Plan.

  Effective July 1, 2004, the Plan is amended and restated as set forth herein to reflect the merger of the TD Waterhouse Group, Inc. Profit Sharing Plan into this Plan and to incorporate prior amendments to the Plan. The Plan is an amendment, restatement and continuation of the "TD Waterhouse Group, Inc. 401(k) Plan" (hereinafter the "Prior Plan") as amended and in effect immediately prior to July 1, 2004. Also effective as of July 1, 2004, the Plan is renamed the TD Waterhouse Group, Inc. 401(k) and Profit Sharing Plan.

1.2
Limitations on Obligations of Company

  All benefits payable under this Plan shall be paid or provided for solely from the Trust.

1.3
Irrecoverability of Company Contributions

  All contributions to the Trust shall be irrecoverable by the Company and no asset held by the Trustee may be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries and for defraying reasonable expenses of administration of the Plan. However, upon the Company's request, a contribution shall be returned to the Company if (A) the contribution was made by reason of a mistake of fact or (B) the contribution is conditioned on deductibility under Code Section 404 (which condition shall be implied with respect to all contributions) and deductibility is disallowed. The return to the Company of the amount involved must be made within one year after the payment of the contribution was made by reason of a mistake of fact or disallowance of the deduction, as the case may be.

ARTICLE II

DEFINITIONS

The following terms, for the purposes of this Plan, have the meanings specified below unless the context otherwise requires:

2.1
"Account"

  "Account" shall mean each Participant's portion of the Trust Fund which is attributable to contributions of the Company, forfeitures, and earnings thereon, the value of which shall be determined as of the Valuation Date coincident with or preceding any date of reference. A Participant's Account shall consist of the value of the following subaccounts, to the extent applicable to a Participant:

  (A)
  "Compensation Reduction Contribution Account" which is the sum of a Participant's Matched Compensation Reduction Contribution Account and Unmatched Compensation Reduction Contribution Account.

  (B)
  "Matched Compensation Reduction Contribution Account" which shall reflect a Participant's Compensation Reduction Contributions that are eligible for Company Matching Contributions pursuant to Section 7.1.

  (C)
  "Unmatched Compensation Reduction Contribution Account" which shall reflect a Participant's Compensation Reduction Contributions that are not eligible for Company Matching Contributions pursuant to Section 7.l.

  (D)
  "Company Matching Contribution Account" which shall reflect a Participant's Company Matching Contributions.

  (E)
  "Rollover Contribution Account" which shall reflect a Participant's Rollover Contributions made pursuant to Article XVII.

  (F)
  "Profit Sharing Account" which shall reflect the amounts transferred on behalf of a Participant from the TD Waterhouse Group, Inc. Profit Sharing Plan (the "Profit Sharing Plan") pursuant to Section 6.11 and Profit Sharing Contributions made after July 1, 2004 pursuant to Section 7.5 and allocated to the Participant pursuant to Sections 7.6 and 7.7. To the extent applicable to a Participant, a Participant's Profit Sharing Account shall consist of the following subaccounts:

  (1)
  ESOP Account.    The portion of a Participant's Profit Sharing Account transferred from the Profit Sharing Plan attributable to:

  (a)
  contributions and forfeitures allocated under the Profit Sharing Plan as of a date prior to October 16, 1996;

  (b)
  contributions allocated under the Profit Sharing Plan as of December 31, 1996 but funded by the Company prior to October 16, 1996; and

      (c)
      forfeitures allocated under the Profit Sharing Plan as of December 31, 1996.

      No ESOP Account was established on behalf of an Employee who became a Participant under the Profit Sharing Plan after October 15, 1996. Furthermore, solely for purposes of calculating the amount allocated to a Participant's ESOP Account pursuant to (b) and (c) above, any Employee who became a Participant after October 15, 1996 shall be deemed to have received no allocation of amounts described in (b) and (c) above.

    (2)
    Profit Sharing Fund A Account. The portion of a Participant's Profit Sharing Account transferred from the Profit Sharing Plan attributable to the Participant's Profit Sharing Fund A Account.

    (3)
    Profit Sharing Fund B Account. The portion of a Participant's Profit Sharing Account transferred from the Profit Sharing Plan attributable to the Participant's Profit Sharing Fund B Account.

2.2
"Accrued Benefit"

  "Accrued Benefit" shall mean the balance in a Participant's Account.

2.3
"Actual Deferral Percentage"

  "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage) of the Compensation Reduction Contributions made on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year while a Participant in the Plan for purposes of making Compensation Reduction Contributions.

2.4
"Affiliated Company"

  "Affiliated Company" shall mean any member of a controlled group of corporations (as defined in Code Section 1563(a) determined without regard to Sections 1563(a)(4) and (e)(3)(C)) in which the Company is a member, any trade or business under common control with the Company, and any member of an affiliated service group (as defined in Code Section 414(m)(2)) with respect to the Company.

2.5
"Annual Additions"

  "Annual Additions" shall mean Annual Addition as defined in Section 7.7(A).

2.6
"Average Actual Deferral Percentage"

  "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.

2.7
"Average Contribution Percentage"

  "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Participants in a group.

2.8
"Beneficiary"

  "Beneficiary" shall mean any person, corporation, estate or trust entitled to receive benefits of a Participant hereunder as a result of the Participant's death.

2.9
"Board of Directors"

  "Board of Directors" shall mean the Board of Directors of TD Waterhouse Holdings, Inc.

2.10
"Catch-up Contributions"

  "Catch-up Contributions" shall mean those contributions made pursuant to Section 6.1(D) of the Plan with respect to a particular Plan Year beginning on or after January 1, 2002, by Participants who have attained age 50 before the close of such Plan Year, in accordance with, and subject to the limitations of, Code Section 414(v).

2.11
"Code"

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.12
"Committee"

  "Committee" shall mean the Administrative Committee appointed as provided in Section 3.1 and then serving.

2.13
"Company"

  "Company" shall mean TD Waterhouse Holdings, Inc. and any Affiliated Company thereof or any successor (or successors) thereto which assumes the obligations of the Plan. Prior to October 16, 1996, Waterhouse Investor Services, Inc. was the Plan sponsor. As of October 16, 1996, Waterhouse Investor Services, Inc. merged with TD Oak, Inc. TD Oak, Inc. was renamed Waterhouse Investor Services, Inc. and continued as Plan sponsor on and after October 16, 1996. As of September 30, 1999, Waterhouse Investor Services, Inc. was renamed TD Waterhouse Holdings, Inc., and continued as Plan sponsor on and after such date. As of November 21, 2001, TD Waterhouse Holdings, Inc. was renamed TD Waterhouse Group, Inc. and continues as Plan sponsor on and after such date.

2.14
"Compensation"

  "Compensation" of an Employee shall mean the total wages within the meaning of Section 3401(a) and all other payments of compensation to an Employee while a Participant in the Plan for a Plan Year by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(21)).

  Notwithstanding the foregoing, for purposes of computing Compensation Reduction Contributions and Matching Contributions and for purposes of the allocation of Profit Sharing Contributions and forfeitures, "Compensation" of an Employee shall mean the base salary (including commissions, shift differential and overtime) plus quarterly and/or annual bonus paid to such Employee while a Participant in the Plan (including for the 2004 Plan Year, participation in the TD Waterhouse Group, Inc. Profit Sharing Plan prior to July 1, 2004) for a Plan Year, if any, by the Company (in the course of the Company's trade or business) but shall not include any other amounts paid or payable to a Participant including, by way of example and not by way of limitation, (i) as severance, (ii) pursuant to any stock option or other equity-based grant program, (iii) in connection with the settlement of any claims made by the Participant against the Company, (iv) imputed income related to group term life insurance, (v) reimbursed moving expenses that are not taxable to the Employee, (vi) non-taxable business expense reimbursements, (vii) de minimis payments or awards which are not taxable to the Employee, (viii) amounts paid by third parties such as insured short term disability, long term disability or worker's compensation payments, (ix) incentives, (x) add-to-pays, (xi) deferred bonus, or (xii) relocation reimbursement. Compensation for a Plan Year for such purpose shall include amounts withheld from a Participant's earnings for the Plan Year while a Participant in the Plan (including, for the 2004 Plan Year, participation in the TD Waterhouse Group, Inc. Profit Sharing Plan prior to July 1, 2004) pursuant to a salary reduction agreement entered into by the Participant in accordance with Section 401(k) or 125 of the Code and amounts not includable in the Participant's gross income by application of Section 132(f) of the Code.

  If a Participant transfers employment to an Affiliated Company that has not adopted the Plan, compensation earned after the date of transfer shall not be included in such Participant's Compensation for purposes of contributions under either Section 6.1 or Section 7.1.

  In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

  For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

  If Compensation for any prior Determination Period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the OBRA '93 annual compensation limit in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

  For purposes of Section 7.5, Compensation shall be determined without regard to the OBRA '93 annual compensation limit. In addition, for purposes of Section 7.5, Compensation in Limitation Years beginning prior to January 1, 1998 shall not include amounts withheld from a Participant's earnings pursuant to a salary reduction agreement entered into by the Participant in accordance with Section 401(k) or 125 of the Code.

  In addition, the adjusted $150,000 limitation shall be reduced for a Plan Year by the amount of any compensation recognized for such Plan Year for benefit accrual purposes under any other tax-qualified profit sharing plan sponsored by an Affiliated Company.

  Effective for Plan Years beginning on and after January 1, 1997, the rules requiring the aggregation of family members of certain Participants and the Compensation of family members of certain Participants for certain purposes under the Plan shall cease to apply.

  Notwithstanding the foregoing, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

2.15
"Compensation Reduction Contribution"

  "Compensation Reduction Contribution" shall mean the amount withheld from Compensation of a Participant and contributed by the Company on behalf of a Participant pursuant to Section 6.1.

2.16
"Contribution Percentage"

  "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Company Matching Contributions made under the Plan on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year while a Participant in the Plan for purposes of receiving Company Matching Contributions.

2.17
"Deferral Election"

  "Deferral Election" shall mean the portion of the enrollment application on which a Participant authorizes and elects the percentage of his Compensation to be withheld by the Company and contributed on behalf of the Participant to his Compensation Reduction Contribution Account.

2.18
"Disability"

  "Disability" shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or which can be expected to last for a continuous period of not less than 12 months. A Participant shall be deemed to be Disabled only if the Participant is determined to be disabled by the Social Security Administration or submits such evidence of being Disabled as is acceptable to the Committee.

2.19
"Effective Date"

  "Effective Date" of this amended and restated Plan shall mean July 1, 2004. The original effective date of the Plan is September 1, 1994. Notwithstanding the foregoing, it is the intent of the Company in adopting this restated Plan that any provision of the Plan which must be retroactively effective as of a date (a "Remedial Amendment Date") earlier than July 1, 2004 for the Plan to continue to be tax-qualified under Section 401(a) of the Code shall be effective as of such Remedial Amendment Date.

  Provisions which are retroactively effective as of a Remedial Amendment Date shall constitute an amendment to a Merged Plan as of the applicable Remedial Amendment Date to the extent necessary for the Merged Plan to continue to be tax-qualified (including for periods prior to the merger date to the extent so required). In this regard, the increase in the mandatory cashout limitation, as set forth in Section 11.1(D), shall be effective as of December 15, 2001 with respect to the R. J. Thompson Holding, Inc. 401(k) Plan.

  Notwithstanding the foregoing, Section 2.14 was amended to eliminate the aggregation of certain family members; Section 2.21 was amended to define "Leased Employee"; Section 2.27 was amended to redefine "Highly Compensated Employee"; and Section 11.1(E) was amended to allow waiver of the 30-day election period, all effective as of January 1, 1997. In addition, effective as of January 1, 1997, Section 6.4, Section 6.5, Section 6.6, Section 7.2, Section 7.3, and Section 7.4 were amended to reflect new ADP/ACP testing rules. Section 7.5 was amended to revise the definition of Section 415 compensation, effective as of January 1, 1998 and January 1, 2001. Section 11.1(D) was amended to raise the small lump sum cashout limit to $5,000, effective as of January 1, 1998. Section 11.6 was amended effective August 5, 1997 to create an exception to the anti-alienation rules for breach of fiduciary duty. Section 5.4 was added to the Plan effective as of December 12, 1994 to reflect the Uniformed Services Employment and Reemployment Rights Act. Section 7.5(B) was amended effective January 1, 1995 to provide that adjustment to the annual addition dollar limit was determined under Section 415(d) of the Code. Effective January 1, 1999, Section 11.1(B) was amended to reflect revised rules for employees who attain age 70 1/2 while in employment. Section 7.6(B) was amended effective January 1, 2000 to reflect the deletion of Section 415(e) from the Code. Section 11.5 was amended effective January 1, 1999 to provide that hardship distributions of certain funds are not eligible rollover distributions.

  Except as may be otherwise specifically provided in the Plan or as required by law, Participants who retired on a Retirement Date or who terminated their employment with the Company and each Affiliated Company prior to the Effective Date or to the effective date of any Plan provision, shall look solely to the Prior Plan for their benefits, if any, payable in accordance with the applicable provisions of such Prior Plan.

2.20
"Eligible Employee"

  "Eligible Employee" shall mean an Employee of the Company other than (i) an intern, (ii) a contract employee, or (iii) a Leased Employee, as defined in Section 2.21.

  In addition, notwithstanding any other provision of this Plan, an individual shall not be considered to be an Employee eligible to participate in this Plan unless he or she is paid as an employee on the payroll of the Employer at the time such individual's services are rendered to the Employer, has federal income tax withheld by the Employer and receives a Form W-2 from the Employer. In particular, but without limitation the following classes of individuals shall not be considered eligible to participate: temporary agency hires, independent contractors, or consultants, including any individuals who are designated (at the time such individuals are performing service for the Employer) as any of the foregoing on the records of the Employer or in agreements with the Employer and regardless of whether any such individual is determined to be a common law employee by the Internal Revenue Service, a court or other regulatory authority.

  Prior to January 1, 1999, Employees employed in the Kennedy Cabot Division or Jack White Division of Waterhouse Securities, Inc. shall not be Eligible Employees. Notwithstanding the foregoing, effective as of January 1, 1999, Employees employed in the Kennedy Cabot Division of Waterhouse Securities, Inc. and the Jack White Division of Waterhouse Securities, Inc. shall be Eligible Employees.

2.21
"Employee"

  "Employee" shall mean any person who is an employee of the Company or an Affiliated Company. "Employee" shall include Leased Employees as hereinafter defined. A "Leased Employee" means any person, other than an Employee, who, pursuant to an agreement between the Company (or an Affiliated Company) and any other person, has performed services for the Company (or an Affiliated Company) on a substantially full-time basis for a period of at least one year, and

  (A)
  prior to January 1, 1997, such services are of the type historically performed, in the business field of the Company (or the Affiliated Company), by employees;

  (B)
  on and after January 1, 1997, such services are performed under the primary direction and control of the recipient Company (or the Affiliated Company).

  Notwithstanding the foregoing, if such Leased Employees constitute less than twenty percent (20%) of the Company's and each Affiliated Company's non-highly compensated workforce within the meaning of Section 414(n)(5)(C)(ii) of the Code, then the term "Employee" will not include those Leased Employees covered by a plan described in Section 414(n)(5) of the Code, unless otherwise provided by the terms of such plan (or this Plan).

2.22
"Employer Stock"

  "Employer Stock" shall mean, effective January 1, 2003, shares of common stock of The Toronto-Dominion Bank. Prior to January 1, 2003, "Employer Stock" shall mean shares of common stock of TD Waterhouse Group, Inc.; provided, however, that, effective as of the consummation of the tender offer by The Toronto-Dominion Bank for all of the outstanding share of common stock of TD Waterhouse Group, Inc. on November 21, 2001, shares of common stock of TD Waterhouse Group, Inc. shall cease to be Employer Stock available as an investment option under the Plan.

2.23
"Excess Aggregate Contributions"

  "Excess Aggregate Contributions" shall mean Company Matching Contributions in excess of the Contribution Percentage limit, as described in Section 401(m)(6)(B) of the Code.

2.24
"Excess Contributions"

  "Excess Contributions" shall mean Compensation Reduction Contributions in excess of the Actual Deferral Percentage limit, as described in Section 401(k)(8)(B) of the Code.

2.25
"Excess Deferrals"

  "Excess Deferrals" shall mean Compensation Reduction Contributions in excess of the limits imposed by Section 402(g) of the Code.

2.26
"Fund"

  "Fund" shall mean all assets held by the Trustee under the Trust.

2.27
"Highly Compensated Employee"

  Effective for Plan Years beginning after December 31, 1996, "Highly Compensated Employee" shall mean any Employee who performs service for the Company or an Affiliated Company during the determination year and who, during the look-back year received compensation (as defined in Code Section 414(q)(4)) from the Company or an Affiliated Company in excess of $80,000, as adjusted under Code Section 414(q)(1). The term Highly Compensated Employee also includes Employees who are 5 percent owners, as defined under Code Section 414(q)(2), at any time during the look-back year or determination year.

  For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

2.28
"Hour of Service"

  "Hour of Service", for an Employee, shall mean:

  (A)
  each hour for which the Employee is directly or indirectly compensated by the Company or an Affiliated Company, or entitled to compensation for the performance of duties, irrespective of any increase in the rate of pay for such hours, the source of such compensation, or the time when payment is made or due, which hour shall be credited to the computation period in which such duties were performed.

  (B)
  each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliated Company (which hour shall be credited to the computation period or periods to which the award or agreement pertains), unless such hour has already been credited under subparagraph (A) above; and

  (C)
  each hour for which an Employee is directly or indirectly compensated by the Company or an Affiliated Company, or entitled to compensation, for reasons (such as vacation, sickness or disability) other than for the performance of duties during the applicable computation period, which hour shall be credited to the computation period in which no duties were performed.

  For purposes of subparagraph (C), no more than 501 Hours of Service shall be credited for any single continuous period (regardless of whether such period occurs in a single computation period). Hours of Service under subparagraph (B) are to be computed in accordance with Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

  Each Employee shall also be credited with Hours of Service for any customary period of work, based on a 40 hour week, or pro rata portion thereof, during which the Employee is on an Authorized Leave of Absence, provided the Employee either (1) returns to actual employment by the Company or an Affiliated Company at the end of such Leave or (2) dies, retires, or becomes disabled during any such Leave.

  Hours of Service shall be credited for a leave of absence that qualifies as FMLA leave under the Family and Medical Leave Act to the extent required under such Act.

  In lieu of maintaining hourly payroll records, each Employee who is a full-time Employee (as determined by the Company under its standard human resources practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated) shall be credited with 45 Hours of Service for each week in which the Employee would be credited with an Hour of Service pursuant to subparagraphs (A) through (C) above.

  Hours of Service for exempt Part-time Employees for whom records of hours worked are not required by law to be kept by the Employer shall be determined on the assumption that each such Employee has completed ten (10) Hours of Service for each day that he is required to be credited with at least one (1) Hour of Service.

  Nothing in this Section shall be construed as denying an Employee credit for an "Hour of Service" if credit is required by Department of Labor Regulations.

2.29
"Investment Fund"

  "Investment Fund" shall mean an investment fund designated by the Committee as an investment option under the Plan.

2.30
"Limitation Year"

  "Limitation Year" shall mean the Limitation Year as defined in Section 7.7(B).

2.30
"Merged Plan"

  "Merged Plan" shall mean the Kennedy Cabot (A Division of Waterhouse Securities, Inc.) 401(k) & Profit Sharing Plan, the Jack White (A Division of Waterhouse Securities, Inc.) 401(k) Plan as in effect immediately prior to January 1, 1999, the Marketware International, Inc. Profit Sharing Plan as in effect immediately prior to January 1, 2000, and the R. J. Thompson Holdings, Inc. 401(k) Plan as in effect immediately prior to December 15, 2001.

2.32
"Non-Highly Compensated Employee"

  "Non-Highly Compensated Employee" means an Employee of an Employer who is not a Highly Compensated Employee.

2.33
"One-Year Break in Service"

  "One-Year Break in Service" shall mean a Vesting Computation Period during which an Employee does not complete more than 500 Hours of Service.

2.34
"Participant"

  "Participant" shall mean all classifications as hereinafter defined:

  (A)
  "Active Participant" shall mean each Employee who meets the participation, requirements of Article IV and who is not a Deceased, Inactive, Retired or Terminated Participant.

  (B)
  "Deceased Participant" shall mean a Participant who has died, but whose Accrued Benefit has not been fully distributed.

  (C)
  "Inactive Participant" shall mean a Participant during any Plan Year in which the Participant is ineligible to receive contributions pursuant to Section 4.4 or Section 4.6.

  (D)
  "Retired Participant" shall mean a Participant who has retired but whose benefits have not been fully distributed.

  (E)
  "Terminated Participant" shall mean a Participant whose employment has terminated other than by retirement, death or disability, and who is entitled to a benefit under the Plan.

2.35
"Plan"

  "Plan" shall mean the whole of the provisions set forth herein relating to employee benefits as such provisions shall be amended from time to time.

2.36
"Plan Year"

  "Plan Year" means the period from September 1, 1994 to December 31, 1994 and thereafter the calendar year.

2.37
"Prior Plan"

  "Prior Plan" means the "TD Waterhouse Group, Inc. 401(k) Plan" as amended and in effect immediately prior to the Effective Date.

2.38
"Prior Plan Year Average Actual Deferral Percentage"

  "Prior Plan Year Average Actual Deferral Percentage" means the Average Actual Deferral Percentage of Non-Highly Compensated Employees calculated for the Plan Year ending immediately prior to the applicable Plan Year and without regard to whether such persons continue to be Non-Highly Compensated Employees or Participants in the applicable Plan Year.

2.39
"Prior Plan Year Average Contribution Percentage"

  "Prior Plan Year Average Contribution Percentage" means the Average Contribution Percentage of Non-Highly Compensated Employees calculated for the Plan Year ending immediately prior to the applicable Plan Year and without regard to whether such persons continue to be Non-Highly Compensated Employees or Participants in the applicable Plan Year.

2.40
"Profit Sharing Contribution"

  "Profit Sharing Contribution" means the contribution made by the Company pursuant to Section 7.5.

2.41
"Qualified Non-Elective Contribution"

  "Qualified Non-Elective Contribution" shall mean an amount contributed by the Company pursuant to Section 7.1 which may be treated for purposes of Section 6.4 and Section 7.9 as Compensation Reduction Contributions or, for purposes of Section 7.2 and Section 7.9, as Company Matching Contributions, at the election of the Company.

2.42
"Termination of employment", "employment is terminated", "terminates employment"

  "Termination of employment", "employment is terminated", "terminates employment" and words of similar import shall mean termination by discharge, resignation, death, retirement or Disability under circumstances that constitute separation from service within the meaning of Code Section 401(k)(2)(A)(i)(1). An Employee who is granted an Authorized Leave of Absence has not terminated employment, except as provided in Section 5.2.

  Notwithstanding the foregoing, with respect to a severance from employment that occurs after December 31, 2001, a Participant's vested Accrued Benefit shall be distributed upon a severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require separation from service before such amounts may be distributed.

2.43
"Trust"

  "Trust" shall mean the trust agreement entered into in conjunction with this restated Plan, and any and all amendments or supplements thereto.

2.44
"Trustee"

  "Trustee" shall mean the trustee of the Trust as selected by the Committee and any additional or successor Trustee appointed by the Committee. For convenience, the Trustee or Trustees are referred to herein in the singular and by the pronoun "it".

2.45
"Valuation Date"

  "Valuation Date" shall mean each business day of the Plan Year that the New York Stock Exchange is open for the transaction of business.

2.46
"Vesting Computation Period"

  "Vesting Computation Period" means the calendar year.

2.47
"Year of Service"

  "Year of Service" shall mean Year of Service for participation or Year of Service for vesting as set forth in Section 4.2 or Section 10.4(B) herein.

ARTICLE III

APPOINTMENT, POWERS AND DUTIES OF ADMINISTRATIVE COMMITTEE

3.1
Administrative Committee

  The Company shall appoint an Administrative Committee of not less than three members (herein referred to as the "Committee") to administer the Plan, which Committee is hereby designated as the named fiduciary of the Plan. The Committee shall be the agent for the service of any legal process with respect to the Plan and Trust. The members of the Committee may be officers or other employees of the Company, or any other individuals. Any member of the Committee may be removed by the Company as a member with or without cause at any time, and may resign at any time. Written notice of such termination or resignation shall be delivered to the member or the Company, as the case may be, and shall be effective as of the date specified in such notice. Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by the Company.

  The Toronto-Dominion Bank Senior International Pension Committee shall have the authority to act on behalf of the Company with respect to the appointment and removal of members of the Committee; provided, however, that the Company shall retain concurrent authority hereunder. The Toronto-Dominion Bank Senior International Pension Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting.

3.2
Notice to Trustee

  The Company shall advise the Trustee in writing of the names of the members of the Committee, and the Trustee shall be entitled to rely thereon until similarly advised of change in the membership.

3.3
Powers and Duties of Committee

(A)
In General

    The Committee shall administer the Plan in accordance with its terms, have all powers necessary to carry out the provisions of the Plan. The Committee shall have full discretionary authority to determine all questions arising with respect to the administration, interpretation and application of the Plan including, without limitation, the authority to interpret the terms of the Plan, including all disputed and uncertain terms, to decide all questions of fact, and to determine eligibility for and the amount of benefits. Except as otherwise provided herein, any such determination by the Committee shall be conclusive and binding on the Company, its employees, Participants, Beneficiaries, and on every other person or party interested in, or concerned with, the Plan. All deference permitted by law shall be given to such determinations. The Committee shall not exercise its powers, however, so as to discriminate in favor of employees who are officers, shareholders, or highly compensated employees. The Committee shall have the power to amend the Plan to the extent provided in Section 15.1.

  (B)
  Delegation of Responsibility

    The Committee shall have the power to designate persons other than Committee members to carry out any duty or power which would otherwise be a fiduciary responsibility of the Committee under the terms of the Plan; provided, however, no delegation under this Article 3.3(B) shall relieve the Committee of its fiduciary responsibilities.

  (C)
  Appointment of Trustee

    The Committee shall appoint and shall have the power to discharge or replace the Trustee. However, the power to appoint, discharge or replace the Trustee shall not confer any responsibility or authority upon the Committee with respect to the management or control of the Trust assets.

  (D)
  Employment of Agents

    The Committee may employ suitable agents, including consultants, recordkeepers, administrators and auditors, and may consult with legal counsel concerning any question which may arise with respect to its duties under the Plan. The auditors and counsel retained by the Company may be retained by the Committee.

  (E)
  Action by Committee

    Except as provided below, the Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may authorize one or more persons, who may or may not be members of the Committee, to execute any document on behalf of the Committee, and the Committee shall notify the Trustee in writing of such action and the name of the person so designated. The Trustee may rely upon any document executed by such person until a written revocation of such authorization is received from the Committee. Whenever the Committee is authorized hereunder to make distributions to any Participant who is also a member of the Committee, and such distribution involves the exercise of discretion, the exercise of such discretion shall be by the Committee members other than the member who is also a Participant.

  (F)
  Records and Reports

    The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account records and other data as may be necessary for proper administration of the Plan. The Committee shall notify the Trustee and the Company of any action taken by the Committee and, when required, shall notify any other interested person or persons. The Committee shall file or cause to be filed, on a timely basis, all annual reports, financial and other documents required by law, and shall furnish to Participants, Beneficiaries and Employees such information as is required to be furnished under applicable law.

3.4
Indemnification

  The Company shall indemnify each member of the Committee against any and all claims, losses, damages, expenses (including counsel fees), and liability arising from an action or failure to act in connection with the exercise of the member's duties or discretion hereunder, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member. The Company may at its own expense purchase and keep in effect sufficient liability insurance for each member of the Committee to cover the aforesaid claims, losses, damages, expenses and liabilities.

3.5
Committee Expenses

  The members of the Committee shall receive no compensation for their services as such, but the Company shall pay all of the administrative expenses of the Committee, and shall reimburse Committee members for their reasonable expenses.

3.6
Voice Response and Other Systems

  Unless specifically provided otherwise in the Plan, notices, applications, transfers, elections and/or amendments of any of the foregoing to be made by a Participant may be made by the Participant in compliance with rules established by the Committee with respect to such telephone voice response system, internet access system and/or such other means as may be established from time to time by the Committee. Without limitation of the foregoing, responses on any such system may be directed to the Trustee or any agent designated by the Trustee or the Committee, and Participants shall be required to execute such forms as may be required by the Trustee or such agent (and approved by the Committee) in connection with establishing and controlling entry into such system(s). Any such system(s) shall provide for confirmation to a Participant of all notices, applications, transfers, elections and/or amendments made thereunder, and so confirmed shall be binding on the Participant. The Committee may also require that any notice, application, transfer, election or amendment to any of the foregoing be made in writing on forms provided by the Committee for such purpose.

ARTICLE IV

PARTICIPATION

4.1
Participation Requirements

  Each Eligible Employee who was a Participant in the Prior Plan or the TD Waterhouse Group, Inc. Profit Sharing Plan immediately prior to July 1, 2004 shall continue as a Participant on and after such date while eligible to participate in the Plan. Each other Eligible Employee shall become a Participant on the following dates (herein called the "Entry Date"):

  (A)
  for purposes of being eligible to make Compensation Reduction Contributions, on the later of (i) the first day of the calendar month (including, if applicable, July 1, 2004) coincident with or next following the completion of thirty (30) days of employment or (ii) the first day of the calendar quarter (including, if applicable, July 1, 2004) coincident with or next following such Eligible Employee's attainment of age twenty-one (21), and

  (B)
  for purposes of being eligible to receive Company Matching Contributions, on the first day of the calendar quarter (including, if applicable, July 1, 2004) coincident with or next following the later of (i) the completion of a Year of Service by the Eligible Employee and (ii) the attainment of age twenty-one (21) by the Eligible Employee, and

  (C)
  for purposes of being a Participant eligible to share in Profit Sharing Contributions pursuant to Section 7.6 and Section 7.7, on the earlier of the July 1st (including, if applicable, July 1, 2004) or January 1st coincident with or next following the completion of a Year of Service by the Eligible Employee, unless, however, the employment of such Employee is terminated before the Entry Date and such Eligible Employee is not reemployed before such Entry Date.

  An Eligible Employee who transfers employment from an Affiliated Company shall become a Participant on the later of (i) the date of transfer or (ii) the Entry Date next following the date the Eligible Employee satisfies the eligibility requirements described in Section 4.1.

4.2
"Year of Service"

  "Year of Service" for purposes of this Article IV shall mean the 12-consecutive month period commencing with the date on which a person commences employment as an Employee provided the Employee completes at least 1,000 Hours of Service (including service prior to the Effective Date) during said 12 month period. If an Employee fails to complete 1,000 Hours of Service during such 12-consecutive month period, then Year of Service shall mean a Plan Year (including Plan Years prior to the Effective Date) during which the Employee completes 1,000 Hours of Service. For purposes of this Section, an Employee commences employment on the first date on which the Employee performs an Hour of Service, and employment with any Affiliated Company shall be treated as employment with the Company. Further, for purposes of this Section, employment with any entity which would be treated as a single employer with The Toronto-Dominion Bank pursuant to Section 414 of the Code shall be treated as employment with the Company, including employment rendered prior to the Effective Date of this Plan.

  With respect to an Employee who was employed by Kennedy Cabot & Co. as of its acquisition by Waterhouse Investor Services, Inc. on November 7, 1997, employment with Kennedy Cabot & Co. shall be credited as Years of Service for purposes of this Article IV, under the rules provided above, as if Kennedy Cabot & Co. were an Affiliated Company. With respect to an Employee who was employed by Jack White and Company as of its acquisition by Waterhouse Investor Services, Inc. on May 29, 1998, employment with Jack White and Company shall be credited as Years of Service for purposes of this Article IV, under the rules provided above, as if Jack White and Company were an Affiliated Company.

  An Employee's Years of Service for purposes of this Section 4.2 shall not be less than his Years of Eligibility Service, if any, credited under the Kennedy Cabot (A Division of Waterhouse Securities, Inc.) 401(k) & Profit Sharing Plan (the "Kennedy Cabot Division Plan") as of December 31, 1998. If an Employee was employed by the Kennedy Cabot Division of Waterhouse Securities, Inc. and failed to earn a Year of Eligibility Service under the terms of the Kennedy Cabot Division Plan prior to December 31, 1998, such Employee will be credited with a Year of Service for purposes of this Section 4.2 if he/she is credited with 1,000 or more Hours of Service in the Computation Period (as defined in the Kennedy Cabot Division Plan) ending in the 1999 Plan Year. If such Participant completes 1,000 or more Hours of Service in such Computation Period, he/she will earn a Year of Service in each subsequent Computation Period in which he/she earns 1,000 or more Hours of Service. If such Participant fails to complete 1,000 or more Hours of Service in such Computation Period, he/she will earn a Year of Service if he/she completes 1,000 or more Hours of Service in any Plan Year beginning on or after January 1, 1999.

  With respect to an Employee who was employed by Marketware International, Inc. as of its acquisition by Waterhouse Investor Services, Inc. on June 22, 1999, employment with Marketware International, Inc. shall be credited as Years of Service for purposes of this Article IV, under the rules provided above, as if Marketware International, Inc. were an Affiliated Company.

  In addition, an Employee's Years of Service for purposes of this Section 4.2 shall not be less than his Eligibility Periods, if any, credited under Section 2.14(b) of the Marketware International, Inc. Profit Sharing Plan (the "Marketware Plan") as of December 31, 1999. If an Employee was employed by Marketware International, Inc. and failed to earn an Eligibility Period under Section 2.14(b) of the Marketware Plan prior to December 31, 1999, such Employee will be credited with a Year of Service for purposes of this Section 4.2 if he/she is credited with 1,000 or more Hours of Service in the Eligibility Period (as defined in Section 2.14(b) of the Marketware Plan) ending in the 2000 Plan Year. If such Participant completes 1,000 or more Hours of Service in such Eligibility Period, he/she will earn a Year of Service in each subsequent Eligibility Period in which he/she earns 1,000 or more Hours of Service. If such Participant fails to complete 1,000 or more Hours of Service in such Eligibility Period, he/she will earn a Year of Service if he/she completes 1,000 or more Hours of Service in any Plan Year beginning on or after January 1, 2000.

  Notwithstanding the foregoing, in no event shall an Employee receive duplicative credit for Years of Service for the same period of employment.

4.3
Determination of Participation

  The eligibility and Entry Date of a Participant shall be determined by the Committee in accordance with the terms of the Plan.

4.4
Transfer of Employment to an Affiliated Company

  If a Participant transfers employment from the Company or an Affiliated Company that has adopted the Plan to another Affiliated Company that has adopted the Plan, such Participant's participation in the Plan shall be uninterrupted for all purposes of the Plan. If a Participant transfers employment to an Affiliated Company that has not adopted the Plan, such Participant shall cease to be eligible to make Compensation Reduction Contributions pursuant to Section 6.1, to receive Company Matching Contributions pursuant to Section 7.1 or to receive Profit Sharing Contributions with respect to Compensation earned after the date of such transfer, but shall otherwise remain a Participant for purposes of the Plan.

4.5
Rehired Employee

  A Participant who ceases to be an Employee and who is reemployed as an Eligible Employee shall recommence active participation in the Plan upon being credited with an Hour of Service for the performance of duties with the Company. Compensation Reduction Contributions on behalf of such an individual shall begin as of the first day of the next payroll period after the Participant files a new Deferral Election with the Committee if administratively possible, otherwise on the first day of the next succeeding payroll period. Each other Employee who is reemployed shall be eligible to become a Participant on a date determined in accordance with Section 4.1.

  Notwithstanding the foregoing, if an Eligible Employee who satisfied the requirements of Section 4.1 and who ceased to be an Employee prior to becoming a Participant pursuant to Section 4.1 shall become reemployed as an Eligible Employee on or after the date on which he would have commenced participation had he not ceased employment, he shall commence participation upon being credited with an Hour of Service for the performance of duties with the Company. Such Eligible Employee must execute a new Deferral Election in order to elect to have the Company make Compensation Reduction Contributions on his behalf.

4.6
Suspension of Participation

  If a Participant ceases for any reason to be an Eligible Employee but remains an Employee, his Compensation Reduction Contributions, and Company Matching Contributions, if any, shall be suspended as of the date the Participant no longer qualifies as an Eligible Employee, and he shall be ineligible to receive Profit Sharing Contributions with respect to Compensation earned after such date. During the period of suspension, the suspended Participant's service shall continue to be considered for vesting purposes and investment gains and losses shall continue to accrue with respect to any portion of the Participant's Account which remains in the Plan. The suspension shall be removed and the individual shall again become eligible to elect to have Compensation Reduction Contributions made on his behalf and to receive Company Matching Contributions and Profit Sharing Contributions when he again becomes an Eligible Employee. Such individual must make a new Deferral Election in order to elect to have the Company make Compensation Reduction Contributions on his behalf.

ARTICLE V

AUTHORIZED LEAVE OF ABSENCE

5.1
Authorized Leave of Absence Defined

  For purposes of this Plan, every Employee shall be deemed to be on an Authorized Leave of Absence during, and only during, the following periods:

  (A)
  The period from the time the Employee leaves the service of the Company in order to enter into the Armed Forces of the United States, until the expiration of the time during which the Employee's right to reemployment by the Company is protected by law after the Employee is eligible for separation from such Armed Forces.

  (B)
  The period of any layoff of the Employee due to the lack of work but only if such period of layoff is not in excess of such period as the Company may designate from time to time.

  (C)
  The period of any other Authorized Leave of Absence granted by the Company to the Employee, but only if such leave is granted for injury, illness, sickness, disability, government, civic or charitable service (including jury duty), family reasons or change of residence.

  (D)
  The period during which the Employee is not working because of a labor-management dispute.

5.2
Return to Actual Employment

  An Employee shall not be considered to have terminated employment or interrupted service during any period of an Authorized Leave of Absence (whether before or after the Effective Date or before or after the Employee becomes a Participant) if the Employee returns to actual employment by the Company at the end of the Authorized Leave of Absence or if the Employee dies or becomes disabled during any such Leave. An Employee who does not return to actual employment by the Company immediately following an Authorized Leave of Absence (other than by reason of death or Disability) shall be deemed to have terminated employment as of the date of the commencement of the Leave of Absence.

5.3
Imputed Compensation

  Except as provided in Section 5.4 and Section 7.7, no compensation shall be imputed during the period of any Authorized Leave of Absence.

5.4
Uniformed Services Employment and Reemployment Rights Act

  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE VI

COMPENSATION REDUCTION CONTRIBUTIONS

6.1
Compensation Reduction Contributions

(A)
Subject to the limitations established by this Article and Article VII, each Participant shall be eligible to elect to have the Company contribute (in one percent increments) from one percent (1%) to fifteen percent (15%) of the Participant's Compensation directly into the Plan instead of paying such amount to the Participant. Contributions made in this manner shall be called Compensation Reduction Contributions. Notwithstanding the foregoing, effective May 1, 1998, the maximum Compensation Reduction Contributions that can be elected by the Participant with respect to Compensation otherwise payable on or after May 1, 1998 shall not exceed ten percent (10%) of such Compensation. Notwithstanding the foregoing, effective January 1, 2002, the maximum Compensation Reduction Contributions that can be elected by the Participant with respect to Compensation otherwise payable on or after January 1, 2002 shall not exceed thirty-five percent (35%) of such Compensation. A Participant's Compensation Reduction Contributions which are matched pursuant to Section 7.1 shall be credited to his Matched Compensation Reduction Contribution Account. A Participant's Compensation Reduction Contributions which are not matched shall be credited to his Unmatched Compensation Reduction Contribution Account.

(B)
For Federal tax purposes (and wherever permitted, for state tax purposes), Compensation Reduction Contributions made pursuant to this section shall be deemed Company contributions to the Plan and are intended to qualify as elective contributions made pursuant to Section 401(k) of the Code.

(C)
All Compensation Reduction Contributions shall be forwarded by the Company to the Trustee in accordance with Section 7.8 hereof.

(D)
Notwithstanding the foregoing, except as hereinafter provided, no Participant shall be permitted to make Compensation Reduction Contributions under this Plan during any calendar year in excess of $13,000 or such other amount as may be determined under Section 402(g) of the Code and the regulations thereunder. The limitation set by this Paragraph (D) applies on an individual basis to all elective deferrals (within the meaning of Section 401(k) of the Code and not including Catch-up Contributions) made by each Participant during a calendar year under this or any other qualified plan of the Company. Excess Annual Additions distributed to Participants in accordance with Section 7.8 shall be disregarded for purposes of Code Section 402(g).

    Notwithstanding the foregoing, effective July 1, 2002, all Participants who will have attained age 50 before the close of any Plan Year commencing on or after January 1, 2002, shall be eligible to make Catch-up Contributions for such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code and administrative procedures adopted for such purpose. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30), 402(g) and 415(c) of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions. Compensation Reduction Contributions made pursuant to this paragraph can only be elected as a flat dollar amount per payroll period.

    Catch-up Contributions shall be allocated to a Participant's Unmatched Compensation Reduction Contribution Account; provided, however, that such amounts shall be separately identified as Catch-up Contributions in accordance with administrative procedures established for such purpose. Catch-up Contributions which are later recharacterized, for any reason, as regular Compensation Reduction Contributions shall remain allocated to a Participant's Unmatched Compensation Reduction Contribution Account. Catch-up Contributions which are later recharacterized as regular Compensation Reduction Contributions shall be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30), 402(g) and 415(c) of the Code and implementing the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, to the extent required by Section 414(v) of the Code and rulings and regulations issued thereunder.

  (E)
  It shall be the responsibility of each Participant to coordinate his or her salary deferrals as needed to meet this limit in connection with any other plan or plans not sponsored by the Company or an Affiliated Company. Unless timely notice is provided by a Participant to the Plan Administrator, the Company shall not take account of deferrals made to any plan not sponsored by the Company or an Affiliated Company in determining the limitations set forth in this Article VI.

  Notwithstanding any other provision of the Plan, the Participant may state a claim for the return of Excess Deferrals and such Excess Deferrals and the gain or loss allocable thereto shall be distributed if administratively practicable during the calendar year in which such Excess Deferrals are made or the calendar Year following the calendar year in which such Excess Deferrals are made, but no later than the April 15 following the calendar year for which such allocable Excess Deferrals are made. The Participant's claim shall be in writing; shall be submitted to the Committee no later than March 1 of such year; shall specify the Participants Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. If a Participant has Excess Deferrals, taking into account only elective deferrals under the Plan and other plans of the Company or an Affiliated Company, the Participant is deemed to have notified the Plan of such Excess Deferrals in accordance with the terms of this paragraph, and such Excess Deferrals shall be distributed in accordance with the terms of this paragraph.

  The Excess Deferrals shall be adjusted for gain or loss. The gain or loss allocable to Excess Deferrals for the Participant's taxable year shall be determined by multiplying the gain or loss allocable to the Participant's Compensation Reduction Contributions for the taxable year by a fraction, the numerator of which is the Excess Deferrals on behalf of the Participant for the taxable year and the denominator of which is the Participant's Account attributable to Compensation Reduction Contributions on the last day of the taxable year reduced by the gain allocable to such total amount for the taxable year and increased by the loss allocable to such total amount for the taxable year.

  Notwithstanding the foregoing, no gain or loss shall be allocated to Excess Deferrals for the period between the end of the taxable year and the date of the corrective distribution.

  If Excess Deferrals have previously been distributed within the Plan Year, then the Plan shall offset such distribution from the amount of the Participant's Excess Contributions to be distributed for such Plan Year pursuant to Section 6.6 hereof. In addition, the amount of Excess Deferrals that may be distributed for a Participant by the Plan for a Plan Year shall be reduced by the amount of Excess Contributions previously distributed for such Plan Year.

6.2
Deferral Election

  Each Participant may deliver to the Committee a direction (his "Deferral Election") in a form to be prescribed by the Committee, directing the Company to reduce his Compensation within the limits set forth in Section 6.1. Such election shall become effective as of the first day of the first payroll period as of which it is administratively possible to effectuate such election, provided that such date is subsequent to the Eligible Employee's initial Entry Date, as determined in accordance with Article IV hereof and receipt of the Deferral Election by the Committee.

  Notwithstanding the foregoing, in accordance with procedures established by the Committee and subject to the limitations set forth in Section 6.1, a Participant may make, on a prospective basis, a separate Deferral Election with respect to any portion of his or her Compensation payable in the form of a regular bonus. Such separate election (or the failure to make such separate election) shall in no event result in the modification or revocation of any Deferral Election otherwise in effect at the time such separate Deferral Election is made.

6.3
Suspension of or Change in Deferral Election

(A)
Suspension: A Participant may elect to suspend all Compensation Reduction Contributions at any time by giving notice to the Committee in accordance with procedures prescribed for that purpose by the Committee. Any such election shall be effective as of the first day of the first payroll period following the date such suspension notice is received by the Committee as of which it is administratively possible to effectuate such suspension.

    A Participant who has suspended all Compensation Reduction Contributions may resume such contributions as of the first day of the payroll period after an election to resume such contributions is made (in accordance with procedures established by the Committee for such purpose) as of which it is administratively practicable to effectuate such resumption.

  (B)
  Change of Deferral Percentage: A Participant may elect to change the amount of his Compensation Reduction Contribution as of the first day of the first payroll period following receipt of such election by the Committee as of which it is administratively practical to effectuate such change.

6.4
Deferral Percentage Limitation

  Subject to the special rules of Section 6.5, and at such intervals as it shall deem proper, the Committee shall review each Participant's Deferral Election in order to determine that the Compensation Reduction Contributions with respect to all Participants satisfy one of the following tests:

  (A)
  The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

  (B)
  The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees multiplied by 2, provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

  (C)
  To the extent permitted by regulations or other Internal Revenue Service rulings of general applicability, the tests described in (A) and (B) above, at the election of the Committee, shall be applied by substituting "Prior Plan Year Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees" for "Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees" where such term appears therein. Any such election shall be reflected in an amendment to the Plan.

6.5
Special Rules on Deferral Percentage Limitations

(A)
For purposes of this Article, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Compensation Reduction Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Company or an Affiliated Company shall be determined as if all such Compensation Reduction Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more plans or arrangements described in Section 401(k) of the Code that have different plan years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

  (B)
  In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year.

  (C)
  The Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(k), 401(a)(4) and 410(b) of the Code and the regulations thereunder.

  (D)
  For purposes of determining a Participant's Actual Deferral Percentage, Compensation Reduction Contributions must be made before the last day of the twelve month period immediately following the Plan Year to which those contributions relate.

  (E)
  Excess Annual Additions distributed to Participants in accordance with Section 7.8 shall be disregarded for purposes of applying the tests of Section 6.4.

  (F)
  Excess Deferrals of Non-Highly Compensated Employees shall be disregarded to the extent such Excess Deferrals are prohibited under Code Section 401(a)(30).

  (G)
  The determination and treatment of the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

6.6
Adjustment of Deferrals

(A)
In the event the Committee determines that one of the tests set forth in Section 6.4 is not satisfied at the time of its review hereunder, it may require that one or more Participants adjust their Deferral Election as of the first day of the first payroll period as of which it is administratively possible to effectuate such adjustment. In order that one of the tests set forth in Section 6.4 is thereafter satisfied, or, to the extent permitted by law, the Committee shall have the power and authority to return all or any part of the Compensation Reduction Contributions of one or more Participants in cash within two and one-half months after the end of the Plan Year, but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Contributions were made, solely to the extent necessary to satisfy one of the tests set forth in Section 6.4.

  (B)
  The Excess Contributions shall be adjusted for gain or loss. The gain or loss allocable to Excess Contributions for the Plan Year shall be determined by multiplying the gain or loss allocable to the Participant's Compensation Reduction Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the Plan Year and the denominator of which is the Participant's Account attributable to Compensation Reduction Contributions and amounts treated as Compensation Reduction Contributions on the last day of the Plan Year reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

    Notwithstanding the foregoing, no gain or loss shall be allocated to Excess Contributions for the period between the end of the taxable year and the date of the corrective distribution.

  (C)
  In the event that the initial allocations of Compensation Reduction Contributions do not satisfy one of the tests set forth in Section 6.4, the Committee shall direct the Trustee to distribute the Excess Contributions and any income allocable to such Excess Contributions to the affected Highly Compensated Employees on or before the 15th day of the 3rd month following the end of the Plan Year but in no event later than the close of the following Plan Year. The amount of such distribution for a Highly Compensated Employee for a Plan Year is the amount (if any) determined in the following manner:

  (1)
  The Committee shall determine the amount of the Excess Contributions attributable to each Highly Compensated Employee as the amount (if any) by which the Employee's Compensation Reduction Contributions must be reduced for the Employee's Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under the Plan. To calculate the highest permitted Actual Deferral Percentage under the Plan, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced by the amount required to cause the Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage test, only this lesser reduction may be made. This process must be repeated until the Plan would satisfy the deferral percentage test of Section 6.4.

  (2)
  The Committee shall calculate the dollar amount of the excess Compensation Reduction Contributions attributable to all Highly Compensated Employees, in the aggregate.

  (3)
  The Committee shall distribute the aggregate excess Compensation Reduction Contributions, adjusted for any income or loss up to the date of distribution in the manner described in Section (B) above, to the affected Highly Compensated Employees, so that the Compensation Reduction Contributions of the Highly Compensated Employees with the highest dollar amount of Compensation Reduction Contributions are reduced by the amount required to cause the Employee's Compensation Reduction Contributions to equal the amount contributed by the Highly Compensated Employee having the next highest dollar amount of Compensation Reduction Contributions. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage test for the Plan Year, only this lesser reduction need be made. This process must be repeated until the excess Compensation Reduction Contributions for the Plan Year are fully distributed. When the excess Compensation Reduction Contributions for the Plan Year are fully distributed, the Actual Deferral Percentage test of Section 6.4 is deemed to be satisfied for the Plan Year.

    If Excess Contributions are returned to Participants in accordance with this Paragraph (C), the Participant shall immediately forfeit all Company Matching Contributions that were made pursuant to Section 7.1 to match such returned Excess Contributions.

6.7
Transfer of Assets and Liabilities from Kennedy Cabot (A Division of Waterhouse Securities, Inc.) 401(k) & Profit Sharing Plan

  Effective as of December 31, 1998, Code Section 401(k) assets and liabilities held by the Kennedy Cabot (A Division of Waterhouse Securities, Inc.) 401(k) & Profit Sharing Plan (hereinafter the "Kennedy Cabot Division Plan") shall be transferred into this Plan. Such transfer of assets and liabilities shall comply in all respects with the requirements of ERISA and the Code, including, by way of example and not by way of limitation, Code Section 401(a)(12), Code Section 411(d)(6), and Code Section 414(l). In accordance with the direction of the Committee, the Trustee shall accept a transfer of all Code Section 401(k) assets and liabilities held under the Kennedy Cabot Division Plan and Trust.

  The Committee shall cause a Compensation Reduction Contribution Account to be established under the Plan in the name of each Participant and Beneficiary who has a Tax-Deferred Contribution Account under the Kennedy Cabot Division Plan as of the merger on December 31, 1998 (the "Merger Date"), and shall credit such Compensation Reduction Contribution Account established under this Plan with the amount standing to the credit of such Participant or Beneficiary in their Tax-Deferred Contribution Account under the Kennedy Cabot Division Plan as of the Merger Date with such adjustments as are necessary to properly reflect attributable gains, losses, distributions, expenses, fees, and each other credit or charge allocable to such Compensation Reduction Contribution Account subsequent to the Merger Date. All such Compensation Reduction Contribution Accounts shall be held, administered and distributed in accordance with the terms of this Plan as hereinafter set forth on and after the Merger Date.

6.8
Transfer of Assets and Liabilities from Jack White (A Division of Waterhouse Securities, Inc.) 401(k) Plan

  Effective as of December 31, 1998, assets and liabilities held by the Jack White (A Division of Waterhouse Securities, Inc.) 401(k) Plan (hereinafter the "Jack White Division Plan") shall be transferred into this Plan. Such transfer of assets and liabilities shall comply in all respects with the requirements of ERISA and the Code, including, by way of example and not by way of limitation, Code Section 401(a)(12), Code Section 411(d)(6), and Code Section 414(l). In accordance with the direction of the Committee, the Trustee shall accept a transfer of all assets and liabilities held under the Jack White Division Plan and Trust.

  The Committee shall cause an Account to be established under the Plan in the name of each Participant and Beneficiary who has an Account under the Jack White Division Plan as of the merger on December 31, 1998 (the "Merger Date"), and shall credit such Account established under this Plan with the amount standing to the credit of such Participant or Beneficiary in their Account under the Jack White Division Plan as of the Merger Date with such adjustments as are necessary to properly reflect attributable gains, losses, distributions, expenses, fees, and each other credit or charge allocable to such Account subsequent to the Merger Date. In addition, each such Account shall be comprised of the following subaccounts: (i) a Compensation Reduction Contribution Account to hold Elective Deferrals (as adjusted for earnings, losses, expenses and any other allocable debit or credit) made under the Jack White Division Plan and (ii) a Company Matching Contribution Account to hold Matching Contributions (as adjusted for earnings, losses, expenses and any other allocable debit or credit) made under the Jack White Division Plan. All such Accounts and subaccounts shall be held, administered and distributed in accordance with the terms of this Plan as hereinafter set forth on and after the Merger Date.

6.9
Transfer of Assets and Liabilities from Marketware International, Inc. Profit Sharing Plan

  Effective as of December 31, 1999, assets and liabilities attributable to Code Section 401(k) contributions and Matching Company Contributions held by the Marketware International, Inc. Profit Sharing Plan (hereinafter the "Marketware Plan") shall be transferred into this Plan. Such transfer of assets and liabilities shall comply in all respects with the requirements of ERISA and the Code, including, by way of example and not by way of limitation, Code Section 401(a)(12), Code Section 411(d)(6), and Code Section 414(l). In accordance with the direction of the Committee, the Trustee shall accept a transfer of all assets and liabilities attributable to Code Section 401(k) contributions and Matching Company Contributions previously held under the Marketware Plan and Trust.

  The Committee shall cause a Company Matching Contribution Account to be established under the Plan in the name of each Participant and Beneficiary who has an Employer Contribution Account under the Marketware Plan as of the merger on December 31, 1999 (the "Merger Date"), and shall credit such Company Matching Contribution Account established under this Plan with the amount standing to the credit of such Participant or Beneficiary in their Employer Contribution Account attributable to Matching Company Contributions under the Marketware Plan as of the Merger Date with such adjustments as are necessary to properly reflect attributable gains, losses, distributions, expenses, fees, and each other credit or change allocable to such Account subsequent to the Merger Date. The Committee shall cause a Compensation Reduction Contribution Account to be established under the Plan in the name of each Participant and Beneficiary who has an Employer Contribution Account under the Marketware Plan as of the merger on December 31, 1999 (the "Merger Date"), and shall credit such Compensation Reduction Contribution Account established under this Plan with the amount standing to the credit of such Participant or Beneficiary in their Employer Contribution Account attributable to Salary Deferral Contributions under the Marketware Plan as of the Merger Date with such adjustments as are necessary to properly reflect attributable gains, losses, distributions, expenses, fees, and each other credit or change allocable to such Account subsequent to the Merger Date. All such Accounts shall be held, administered and distributed in accordance with the terms of this Plan as hereinafter set forth on and after the Merger Date; provided, however, that any Matching Company Contributions and Salary Deferral Contributions made by Marketware International, Inc. for the 1999 Plan Year of the Marketware Plan shall be allocated to the Participants in the Marketware Plan as of the Merger Date in accordance with the terms of the Marketware Plan in effect on such date.

6.10
Transfer of Assets and Liabilities from the R. J. Thompson Holdings, Inc. 401(k) Plan

  Effective as of December 15, 2001, assets and liabilities held by the R. J. Thompson Holdings, Inc. 401(k) Plan (hereinafter the "R. J. Thompson Plan") shall be transferred into this Plan. Such transfer of assets and liabilities shall comply in all respects with the requirements of ERISA and the Code, including, by way of example and not by way of limitation, Code Section 401(a)(12), Code Section 411(d)(6), and Code Section 414(l). In accordance with the direction of the Committee, the Trustee shall accept a transfer of all assets and liabilities held under the R. J. Thompson Plan and Trust.

  The Committee shall cause an Account to be established under the Plan in the name of each Participant and Beneficiary who has an Account under the R. J. Thompson Plan as of the merger on December 15, 2001 (the "Merger Date"), and shall credit such Account established under this Plan with the amount standing to the credit of such Participant or Beneficiary in their Account under the R. J. Thompson Plan as of the Merger Date with such adjustments as are necessary to properly reflect attributable gains, losses, distributions, expenses, fees, and each other credit or charge allocable to such Account subsequent to the Merger Date. In addition, each such Account shall be comprised of the following subaccounts: (i) a Compensation Reduction Contribution Account to hold elective deferrals (as adjusted for earnings, losses, expenses and any other allocable debit or credit) made under the R. J. Thompson Plan and (ii) a Company Matching Contribution Account to hold matching contributions (as adjusted for earnings, losses, expenses and any other allocable debit or credit) made under the R. J. Thompson Plan. All such Accounts and subaccounts shall be held, administered and distributed in accordance with the terms of this Plan as hereinafter set forth on and after the Merger Date.

6.11
Merger of TD Waterhouse Group, Inc. Profit Sharing Plan

(A)
Merger

    Effective as of the end of the day on June 30, 2004, the TD Waterhouse Group, Inc. Profit Sharing Plan (the "Profit Sharing Plan") is hereby merged with and made a part of the Plan. The Profit Sharing Plan shall thereafter cease to exist as a separate plan but shall continue as part of the Plan from and after the date of merger. The assets of the Profit Sharing Plan shall become assets of, and the liabilities of the Profit Sharing Plan shall be assumed by (and combined with the liabilities of), the Plan as of the date of merger.

    Such merger shall comply in all respects with the requirements of ERISA and the Code, including, by way of example and not by way of limitation, Code Section 401(a)(12), Code Section 411(d)(6), and Code Section 414(l). In accordance with the direction of the Committee, the Trustee shall accept a transfer of all assets and liabilities held under the Profit Sharing Plan.

    The Committee shall cause a Profit Sharing Account to be established under the Plan in the name of each Participant and Beneficiary who has an Account under the Profit Sharing Plan as of the merger on June 30, 2004 (the "Merger Date"), and shall credit such Profit Sharing Account established under this Plan with the amount standing to the credit of such Participant or Beneficiary in their Account under the Profit Sharing Plan as of the Merger Date with such adjustments as are necessary to properly reflect attributable gains, losses, distributions, contributions, expenses, fees, and each other credit or charge allocable to such Account subsequent to the Merger Date. All such Profit Sharing Accounts and subaccounts shall be held, administered and distributed in accordance with the terms of this Plan as hereinafter set forth on and after the Merger Date.

  (B)
  Payment of Benefits

    The accrued benefits in pay status under the Profit Sharing Plan shall be provided under the Plan from and after the date of the merger under the same terms and conditions, in the same amount, form and manner, and at the same time and frequency as under the Profit Sharing Plan immediately prior to the Merger Date. Except as provided in the foregoing, the optional forms of benefit payments available to participants and beneficiaries under the Plan after the Merger Date shall apply to accrued benefits transferred from the Profit Sharing Plan.

  (C)
  Plan Designations and Elections

    Except as provided in (B) above, all applicable beneficiary designations, elections, spousal consents and other elections and designations made by participants or others under the Profit Sharing Plan shall be null and void from and after the date of merger.

  (D)
  Effect on Accrued Benefits

    Participants and beneficiaries under the Profit Sharing Plan as of the date of merger shall be entitled to receive a benefit under the Plan immediately after the merger (as if the Plan had then terminated) which is at least as great as the benefit which he or she would have received under the Profit Sharing Plan immediately before the merger (as if that plan had then terminated). Participants and Beneficiaries under the Plan as of the date of merger shall be entitled to receive a benefit under the Plan immediately after the merger (as if the Plan had then terminated) which is at least as great as the benefit to which he or she would have been entitled under the Plan immediately before the merger (as if the Plan had then terminated).

  (E)
  Eligibility and Vesting Service

    The eligibility and vesting service of a Participant whose Account is transferred from the Profit Sharing Plan shall not be less than the eligibility and vesting service credited to such Participant under the Profit Sharing Plan as of the Merger Date, subject to the otherwise applicable rules of the Plan.

  (F)
  Scope of Merger Amendment

    This Section 6.11 shall not create any benefit or entitlement for any person where none existed under the terms of the Plan or the Profit Sharing Plan in effect prior to the merger. In all other respects, the provisions of the Plan shall continue in full force and effect.

ARTICLE VII

COMPANY MATCHING CONTRIBUTIONS AND PROFIT SHARING CONTRIBUTIONS

7.1
Company Matching Contributions

(A)
The Company shall contribute for Participants who have elected to make Compensation Reduction Contributions, a Company Matching Contribution. The amount of the Company Matching Contribution made pursuant to this section shall be equal to fifty percent (50%) of the Compensation Reduction Contributions made by the Participant up to six percent (6%) of Compensation, deferred each pay period by the Participant pursuant to Section 6.1. Under no circumstances will Company Matching Contributions be made with respect to amounts contributed by a Participant as a Catch-up Contribution, including any amounts contributed as a Catch-up Contribution that are later recharacterized, for any reason, as regular Compensation Reduction Contributions.

    Notwithstanding the foregoing, for the 1998 Plan Year, in lieu of the foregoing, the Company shall contribute on behalf of each Participant who elected to make Compensation Reduction Contributions in the 1998 Plan Year an additional Company Matching Contribution which together with any Company Matching Contributions made on behalf of such Participant pursuant to the preceding provisions of this Section 7.1(A) shall equal the lesser of:

    (1)
    six percent (6%) of such Participant's Compensation in each pay period, or

    (2)
    the amount of the Compensation Reduction Contributions deferred each pay period by the Participant pursuant to Section 6.1.

    In addition, the Company shall make a Company Matching Contribution to the Account of each Participant employed on the last day of the 1998 Plan Year equal to the excess, if any, of (3) over (4), as follows:

    (3)
    the smaller of (a) and (b), as follows:

    (a)
    six percent (6%) of the Participant's Compensation for the 1998 Plan Year, expressed as a dollar amount; or

    (b)
    the Participant's Compensation Reduction Contributions for the 1998 Plan Year.

    (4)
    the dollar amount of Company Matching Contributions allocated to such Participant's Account on a payroll period basis for the 1998 Plan Year pursuant to the preceding provisions of this Section 7.1.

  (B)
  All Company Matching Contributions shall be invested in accordance with the provisions of Article VIII and shall be made in cash.

  (C)
  Subject to the limitations otherwise contained in this Article, Company Matching Contributions made pursuant to this Section shall be allocated to the Company Matching Contribution Account of each Participant who made Compensation Reduction Contributions during the payroll period for which the Company Matching Contributions are made.

  (D)
  All Company Matching Contributions shall be conditioned on their deductibility under Section 404 of the Code.

  In addition, the Company, in its sole discretion, may make Qualified Non-Elective Contributions allocated to eligible Non-Highly Compensated Employees for the purpose of ensuring that the Plan satisfies the deferral percentage limitations and the contribution percentage limitations described in Sections 6.4 and 7.2. Qualified Non-Elective Contributions made for the purpose of satisfying the deferral percentage limitations described in Section 6.4 shall be considered to be Compensation Reduction Contributions for purposes of satisfying such limitations. Qualified Non-Elective Contributions made for the purpose of satisfying the contribution percentage limitations described in Section 7.2 shall be considered to be Company Matching Contributions for purposes of satisfying such limitations. Qualified Non-Elective Contributions shall be treated as Compensation Reduction Contributions for all other purposes of the Plan, shall be nonforfeitable when made and shall be subject to the same distribution requirements as Compensation Reduction Contributions except that such contributions may not be distributed as a hardship withdrawal pursuant to Section 13.1.

  Qualified Non-Elective Contributions shall first be allocated to the Participant who received the least amount of Compensation from the Company during the Plan Year for which the failsafe contribution is made, in an amount up to the limit set forth in Section 7.8. In the event that Qualified Non-Elective Contributions made on behalf of such Participant do not enable the Plan to satisfy the deferral percentage limitations described in Section 6.4 or the contribution percentage limitations described in Section 7.2, then Qualified Non-Elective Contributions will be allocated to the Participant with the next lowest Compensation for such Plan Year in an amount up to the limit set forth in Section 7.8. This allocation procedure will be repeated until the deferral percentage limitations and/or the contribution percentage limitations are satisfied.

7.2
Percentage Limitation on Company Matching Contributions

  At such intervals as it shall deem proper, the Committee shall review the Company Matching Contributions made for Participants in order to determine that such Company Matching Contributions, with respect to all Participants, satisfy one of the following tests:

  (A)
  The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

  (B)
  The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by 2, provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

  (C)
  To the extent permitted by applicable regulations or other Internal Revenue Service rulings, the tests described in (A) and (B) above, at the election of the Committee, shall be applied by substituting "Prior Plan Year Average Contribution Percentage for Participants who are Non-Highly Compensated Employees" for "Average Contribution Percentage for Participants who are Non-Highly Compensated Employees" where such term appears therein. Any such election shall be reflected in an amendment to the Plan.

7.3
Special Rules for Contribution Percentage Limit Testing

(A)
For purposes of this Article VII, the Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Company Matching Contributions allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by the Company or an Affiliated Company shall be determined as if all such Company Matching Contributions were made under a single plan.

(B)
In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) and 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

(C)
The Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(m), 401(a)(4) and 410(b) of the Code, and the regulations thereunder.

(D)
For purposes of determining a Participant's Contribution Percentage, Company Matching Contributions must be made before the last day of the twelve month period immediately following the Plan Year to which those contributions related.

(E)
Excess Annual Additions distributed to Participants in accordance with Section 7.8 shall be disregarded in applying the tests of Section 7.2.

(F)
The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

7.4
Adjustments To Contributions

(A)
Excess Aggregate Contributions, plus any gain and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, shall be distributed in cash to Highly Compensated Employees within two and one-half months after the end of the Plan Year but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made.

(B)
The Excess Aggregate Contributions shall be adjusted for gain or loss. The gain or loss allocable to Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the gain or loss allocable to the Participant's Company Matching Contributions and amounts treated as Company Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's Account attributable to Company Matching Contributions and amounts treated as Company Matching Contributions on the last day of the Plan Year reduced by the gain allocable to such amount for the Plan Year and increased by the loss allocable to such amount for the Plan Year.

    Notwithstanding the foregoing, no gain or loss shall be allocated to Excess Aggregate Contributions for the period between the end of the taxable year and the date of the corrective distribution.

  (C)
  In the event that the Actual Contribution Percentage for the Highly Compensated Employees exceeds the allowable Actual Contribution Percentage for the Employees who are not Highly Compensated Employees pursuant to Section 7.2, the Committee (on or before the 15th day of the 3rd month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the affected Highly Compensated Employees the Excess Aggregate Contributions (as determined below) and any income allocable to such contributions as determined pursuant to (B) above. The amount of such distribution for a Highly Compensated Employee for a Plan Year is the amount (if any) determined in the following manner:

  (1)
  The Committee shall determine the amount of the Excess Aggregate Contributions attributable to each Highly Compensated Employee as the amount (if any) by which the Company Matching Contributions allocated to the Employee's Company Matching Contribution Account must be reduced for the Employee's Actual Contribution Percentage to equal the highest permitted Actual Contribution Percentage under Section 7.2. To calculate the highest permitted Actual Contribution Percentage, the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage shall be reduced by the amount required to cause the Employee's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage test, only this lesser reduction may be made. This process must be repeated until the Plan would satisfy the Actual Contribution Percentage test.

    (2)
    The Committee shall calculate the dollar amount of the Excess Aggregate Contributions attributable to all Highly Compensated Employees, in the aggregate.

    (3)
    The Committee shall distribute the Excess Aggregate Contributions, adjusted for any income or loss up to the date of distribution in the manner described in (B) above, to Highly Compensated Employees, so that the Company Matching Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the amount required to cause the Participant's Company Matching Contributions to equal the amount contributed by the Highly Compensated Employee having the next highest dollar amount of such contributions. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage test for the Plan Year, only this lesser reduction need be made. This process must be repeated until the Excess Aggregate Contributions for the Plan Year are fully distributed. When the Excess Aggregate Contributions for the Plan Year are fully distributed, the Actual Contribution Percentage test is deemed to be satisfied for the Plan Year.

7.5
Profit Sharing Contributions

  At such times during the Plan Year as the Company, in its sole discretion, shall determine, or as soon after the end of the Plan Year as may be legally permissible, the Company shall pay to the Trustee either in cash or in Employer Stock such amount as the Board of Directors, in its sole discretion, shall determine as a Profit Sharing Contribution. In no event shall the contribution exceed the amount which, after making the allocations under Section 7.7(A), would result in a Participant's annual addition exceeding the limitations of Section 7.7(B). If an excess annual addition does occur, any adjustment to correct such excess shall be made as described in Section 7.8.

  The Company's Profit Sharing contribution is intended to be a discretionary contribution to a profit sharing plan which is qualified under Section 401(a) of the Code. All Profit Sharing Contributions are conditioned on their deductibility under Section 404 of the Code.

7.6
Participants Sharing in Allocation

  A Participant shall share in the allocation of the Company's contribution pursuant to Section 7.5 for a Plan Year and any forfeitures allocated in such Plan Year under Section 10.5 only if the Participant is an Employee of the Company on the last day of such Plan Year or is an Employee of an Affiliated Company (that has not adopted the Plan) on the last day of such Plan Year to which the Participant transferred employment from the Company in such Plan Year. Notwithstanding the foregoing, a Participant who incurs a Disability as defined in Section 2.18 (including Participants who incurred said Disability in the 1998 Plan Year or a later Plan Year under the TD Waterhouse Group, Inc. Profit Sharing Plan) while a Participant and employed by the Company shall be entitled to share in the Company's contribution and forfeitures (if any) allocated for the Plan Year. A Participant who has a Disability shall be entitled to share as aforesaid until the Plan Year in which occurs the earliest of:

  (A)
  the date the Participant ceases to have a Disability;

  (B)
  the Participant's Normal Retirement Date (or, if later, the first day of the month on or immediately after the date the Participant ceases to be eligible for payments under the Company's long term disability benefit plan); or

  (C)
  the date of the Participant's death.

  Notwithstanding any of the foregoing, if a Participant has received allocations (including allocations made under the TD Waterhouse Group, Inc. Profit Sharing Plan prior to July 1, 2004) of Company contributions and forfeitures for twenty-five (25) or more Plan Years prior to incurring a Disability, such Participant shall not be eligible for any allocation while on Disability pursuant to the foregoing provisions of this Section 7.6. In addition, a Participant who has a Disability shall not be eligible for any further allocations of Company contributions and forfeitures in any Plan Year after the Plan Year in which he/she has received such allocations for twenty-five (25) Plan Years, including Plan Years prior to incurring the Disability.

7.7
Allocation of Company Contributions and Forfeitures

(A)
Subject to Section 7.7(B), Company contributions under Section 7.5 and the forfeitures of Accrued Benefits under Section 10.5 during each Plan Year shall be allocated to the Profit Sharing Account of each Participant eligible under Section 7.6 as a uniform percentage of such Participant's Compensation paid to such Participant in the Plan Year while a Participant eligible to share in the Profit Sharing Contribution.

    For purposes of this Section 7.7(A) and Section 7.7(B), a Participant who has a Disability shall be deemed to have Compensation in the Plan Year equal to the last rate of Compensation paid immediately before incurring the Disability. For this purpose, a Participant's last rate of Compensation shall be equal to his/her Compensation paid over the fifty-two (52) weeks prior to incurring the Disability. If a Participant with a Disability ceases to have a Disability or otherwise ceases to be eligible to share in the allocation of contributions and forfeitures in a Plan Year pursuant to the applicable provisions of Section 7.6, his Compensation for such Plan Year shall be prorated to reflect only the period in the Plan Year prior to the date such Participant ceased to be eligible to share in the allocation of contributions and forfeitures.

  (B)
  The Annual Addition to the Account of a Participant in any Limitation Year shall not exceed the limitations described in Section 7.8 and Section 7.9.

7.8
Overall Limitation on Annual Additions

  Any other provision of this Plan notwithstanding, in no event shall the Annual Addition allocated to a Participant's Account under the Plan for any Limitation Year, exceed the lesser of:

  (A)
  twenty-five percent (25%) of the Participant's compensation (as defined in Section 7.9(C)) for Limitation Years beginning prior to January 1, 2002 and one hundred percent (100%) of the Participant's compensation (as defined in Section 7.9(C)) for Limitation Years beginning on and after January 1, 2002, or

  (B)
  thirty thousand dollars ($30,000) (forty thousand dollars ($40,000) for Limitation Years beginning on and after January 1, 2002), as adjusted under Section 415(d) of the Code for such Limitation Year.

  (C)
  The compensation limitation referred to in Paragraph (A) shall not apply to:

  (1)
  Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

  (2)
  Any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

  (D)
  For purposes of Sections 7.8 and 7.9, all defined contribution plans (including voluntary employee contribution accounts in defined benefit plans and key employee accounts under welfare benefit plans described in Code Section 419, as well as employer contributions allocated to IRA's) of the Company or an Affiliated Company, whether or not terminated, will be treated as one defined contribution plan for purposes of the limitations under Code Section 415(c). In addition, for purposes of the limitation on Annual Additions, the term "Company" and "Affiliated Company" shall be as modified by Section 415(h).

  If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of Compensation Reduction Contributions that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner finds justifies this method of correction, the Annual Addition for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts, including attributable earnings, shall not be deemed an Annual Addition in that Limitation Year. Such excess Annual Additions shall first be corrected by distributing Compensation Reduction Contributions and attributable earnings to the Participant and then, if necessary, by withholding or taking contributions other than Compensation Reduction Contributions (and attributable earnings) from the Participant's Account and holding them in a suspense account to be used to reduce future contributions for all Participants in the next and succeeding Limitation Years, as necessary.

  The correction of excess Annual Additions shall include attributable earnings.

7.9
Definitions

  For purposes of Section 7.8, the following definitions shall apply:

  (A)
  "Annual Addition" shall mean the amount allocated to a Participant's Account during the Limitation Year that constitutes:

  (1)
  Compensation Reduction Contributions,

  (2)
  Company Matching Contributions,

  (3)
  Profit Sharing Contributions (if any),

  (4)
  voluntary employee after-tax contributions (if any),

  (5)
  forfeitures (if any), and

  (6)
  amounts described in Section 415(l)(1) and 419A(d)(2) of the Code.

  (B)
  "Limitation Year" shall mean the calendar year.

  (C)
  "Compensation" for purposes of applying the limitation of Section 415 of the Code shall mean compensation as defined in Section 1.415-2(d)(11)(i) of the Treasury Regulations, but including, effective January 1, 1998, elective amounts not includable in a Participant's gross income by application of Sections 125, 402(e)(3), 402(h) or 403(b) of the Code, and effective January 1, 2001, elective amounts not includable in gross income by application of Section 132(f)(4) of the Code.

7.10
Timing of Compensation Reduction and Matching Contributions

  The Company shall forward Compensation Reduction Contributions and Company Matching Contributions to the Trustee for investment in the Trust Fund at such times as the Company shall determine, but not later than the end of the Plan Year following the Plan Year for which such contributions were made. Notwithstanding the foregoing, the Company shall forward Compensation Reduction Contributions as of the earliest date such contributions can reasonably be segregated from the Employer's general assets, but in no event shall such contributions be forwarded later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash (except as otherwise permitted by Department of Labor regulations).

7.11
Compliance With Code Section 415

  Notwithstanding any provisions of the Plan to the contrary, Sections 7.8 and 7.9 shall be construed in a manner which is consistent with Section 415 of the Code (which, to the extent necessary, is hereby incorporated herein) and rulings and regulations issued thereunder.

ARTICLE VIII

INVESTMENT AND VALUATION OF ACCOUNTS

8.1
The Fund

  The assets of the Fund, though credited for bookkeeping purposes to various Accounts for Participants, shall be invested and administered as one trust fund.

8.2
Establishment and Objectives of Investment Funds

  The contributions and forfeitures allocated for each Plan Year to Accounts of Participants for such Plan Year as provided in Section 6.1, Section 7.1 and Section 10.5, shall be received by the Trustee to be held and administered by it in accordance with the terms of this Plan. Within the context of the Trust Fund, the Trustee at the direction of the Committee shall establish one or more Investment Funds having such investment objectives as may be ascribed to each such fund by the Committee. Such Investment Funds may consist of the Trust's investment in (i) one or more pooled funds established by the Trustee, if it is a bank or trust company, for the investment of the assets of tax qualified pension and/or profit-sharing plans, (ii) one or more mutual funds, (iii) one or more contracts issued by an insurance company, and/or in (iv) any other investment vehicle suitable for the investment of assets of the Trust Fund and designated by the Committee.

  Effective as of January 1, 2003, the Trustee shall establish an Investment Fund which shall be known as the Employer Stock Fund. Amounts held in the Employer Stock Fund shall be invested solely in shares of Employer Stock. All dividends or other cash disbursements of any kind received from time to time by the Trustee on shares held in the Employer Stock Fund shall be applied to purchase additional shares of Employer Stock which shall be allocated directly to the Accounts of the Participants who held the Employer Stock on which the dividend was paid.

8.3
Investment Elections

  As of the Effective Date and each Valuation Date thereafter, each Participant shall have the right to designate, in accordance with procedures established by the Committee, how amounts allocated to his or her Account are to be allocated among the Investment Funds. The Committee shall compile the results of such elections and direct the Trustee how such amounts held for each Participant are to be allocated among such Investment Funds. The Trustee shall invest such amounts among the Investment Funds in accordance with such investment elections or instructions. Until a new investment election or instruction for any Participant is received by the Trustee, the Trustee shall continue to invest such amounts held for a Participant in the manner designated on the most recently received investment election or instruction relating to such Participant. If the Trustee shall hold such amounts for a Participant for whom it has not received any investment election or instruction, the Trustee shall invest such amounts in the Investment Fund which most nearly fits the description of a short-term fixed income fund.

  To the extent permitted under applicable law, each Participant shall be solely responsible for his investment elections. The Trustee, the Committee, the Company and the officers, supervisors and other employees of the Company are not empowered to advise a Participant as to the manner in which his Account shall be invested. The fact that an Investment Fund is available to a Participant for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

8.4
Participant's Rights to Periodic Reallocation of Accounts

  As of each Valuation Date, each Participant shall be entitled to direct the Trustee in accordance with procedures established by the Committee to reallocate all or a portion of his or her accumulated Account among one or more of the Investment Funds. Any such reallocation may be made in any whole percentage, dollar or share amount at the election of the Participant. Upon receipt of timely instructions from the Committee (which shall be consistent with the directions of Participants desiring allocation or reallocation) the Trustee shall, as soon as practical following receipt of such instructions, invest or reinvest such portions of such Accounts of Participants thus directing allocation or reallocation as will (immediately following such investment or reinvestment) result in such Accounts of each such Participant being invested in the Investment Funds substantially in accordance with the directions of each such Participant. However, no transfers between Investment Funds shall be permitted if prohibited by the rules applicable to the particular Investment Fund from or to which a transfer is to be made or by rules adopted by the Committee and communicated to the Participants.

8.5
Participant's Right to Reallocate Future Contributions

  As of each Valuation Date, each Participant shall be entitled to direct the Trustee, in accordance with procedures established by the Committee, as to allocation of future contributions pursuant to Section 6.1, Section 7.1, Section 7.5 or Section 10.5 among the Investment Funds available under the Plan. Any such election shall be made in whole percentages and shall apply uniformly with respect to all contributions and forfeitures subsequently allocated to the Participant's Account (except to the extent of a Participant's subsequent election pursuant to this Section). The Trustee shall, as soon as practical following receipt of such instructions, invest amounts subsequently allocated to the Participant's Account in such manner as will result in such amounts being invested in the Investment Funds substantially in accordance with the directions of each Participant.

8.6
Valuation of Trust Fund

  There shall be determined as of each Valuation Date the fair market value of all assets of each of the Investment Funds maintained pursuant to Section 8.2. Such valuation shall be determined in accordance with the principles of Section 3(26) of ERISA and the regulations thereunder and shall give effect to brokerage fees, transfer taxes, contributions, earnings, gains and losses, forfeitures, expenses, disbursements, and all other transactions during the valuation period since the preceding Valuation Date. If applicable, as of each Valuation Date, the Trustee shall cause the organization(s) holding the assets of a particular Investment Fund, such as an insurance company or mutual fund to determine the net earnings or the net loss of each Investment Fund including net capital gains or losses, if any, for the period ending on such date or since the previous Valuation Date, and shall revalue, or cause to be revalued, each Investment Fund so as to reflect the increase or decrease in value of the investments of each Investment Fund as compared to the value of such investments as of the previous Valuation Date. To the extent an Investment Fund is invested in shares or units of participation in a mutual fund or pooled fund maintained by the Trustee, such shares or units of participation shall be valued in the manner they are normally valued by the mutual fund or pooled fund. To the extent an Investment Fund is invested in an annuity or deposit administration contract, including a guaranteed income contract or similar contract issued by an insurance company, it shall be valued in the manner such contract is normally valued by the insurance company.

8.7
Periodic Adjustments to Accounts

  Adjustments shall from time to time be made to each Participant's Account as follows:

  (A)
  Accounts shall be debited currently in respect of any distributions of benefits therefrom.

  (B)
  Promptly following each revaluation of an Investment Fund pursuant to Section 8.6 above, the Trustee shall allocate, or shall cause to be allocated, to each such Account invested in such Investment Fund a portion of the net earnings or net loss of such Investment Fund, including appreciation or depreciation in the value of the assets of such fund, such portion being determined by applying to such net earnings or loss the ratio which the balance of each Account in such fund on the immediately preceding Valuation Date bears to the total of the balance of all Accounts in such fund on such Valuation Date, but taking into account in a manner determined to be equitable by the Trustee (with the consent of the Committee) any contributions to, or distributions from, such Accounts since the immediately preceding Valuation Date. Notwithstanding the foregoing, the Trustee may allocate, or cause to be allocated, to each such Account invested in such Investment Fund a portion of the net earnings or net loss of such Investment Fund, periodically and not less frequently than quarterly, on any other basis which in the Trustee's judgment is fair and equitable to Participants and which is based in substance on the sizes of the Accounts invested in such Investment Fund over the period during which such net earnings or net loss in value occurs; provided the Committee consents to such other basis of allocation. However, in the event any of the foregoing provisions of this Section 8.7(B) conflict with the terms of the Trust Agreement the provisions of the Trust Agreement will control.

  (C)
  Expenses and compensation of the Trustee and Committee may be charged to the Accounts of Participants as provided in Section 18.3.

8.8
Limitation on Purchase of Stock of a Bank or Bank Holding Company

  Notwithstanding anything herein contained to the contrary, the following limitations shall apply:

  (A)
  The Plan will not, without the prior written approval of the Federal Reserve Board, acquire 25 percent or more of any class of voting securities or otherwise acquire control of any bank or bank holding company.

  (B)
  Prior to acquiring any nonvoting equity interest in any bank or bank holding company, the Plan will notify the Federal Reserve Bank of the terms of such investment.

  (C)
  The Plan will not make any investments that could not be made by a bank holding company under the Bank Holding Company Act of 1956, as amended, and the Plan will provide notification to the Federal Reserve Bank of New York prior to acquiring more than 5 percent of the voting securities of any company (as defined by Regulation Y) other than the Company or any subsidiary of the Company.

  (D)
  The Plan will not acquire, without prior approval from the Federal Reserve Bank of New York, securities of any company including the Company or any subsidiary of the Company, if at the time of such acquisition the ratio of the combined debt of The Toronto-Dominion Bank and the Plan to the equity of The Toronto-Dominion Bank exceeds 30 percent.

  (E)
  The Plan will not incur debt without the prior written approval of the Federal Reserve Bank of New York if, after the Plan incurs such debt, the ratio of the combined debt of The Toronto-Dominion Bank and the Plan to the equity of The Toronto-Dominion Bank exceeds 30 percent. The Plan may, however, solely for the purpose of terminating an Employee's interest in the Plan, incur short term debt, provided that such debt shall not outstanding for a period in excess of 180 days.

ARTICLE IX

RETIREMENT DATES

9.1
Retirement

  Wherever in this Plan reference is made to retirement or retirement dates, it shall mean Normal, Deferred, or Disability retirement, whichever is applicable to the Participant.

9.2
Normal Retirement Date

  A Participant's Normal Retirement Date shall be the first day of the month coincident with or next following such person's Normal Retirement Age. A Participant's Normal Retirement Age shall be the attainment of such person's sixty-fifth (65th) birthday; provided, however, that the Normal Retirement Age of a Participant who was a participant in the R. J. Thompson Holdings, Inc. 401(k) Plan as of December 14, 2001 shall be the attainment of age fifty-nine and one-half (59 1/2) by such Participant. Upon attainment of such person's Normal Retirement Age while in the active service of the Company, the Participant shall have a one hundred percent (100%) nonforfeitable interest in such person's Account.

9.3
Deferred Retirement Date

  A Participant may continue to participate in the Plan if the Participant continues in the employment of the Employer beyond such person's Normal Retirement Date. The first day of any month coincident with or subsequent to a Participant's termination of employment after such person's Normal Retirement Date shall be known as such person's Deferred Retirement Date.

9.4
Disability Retirement Date

  An Active or Inactive Participant who has suffered a Disability shall be retired on the last day of the month coincident with or next following such occurrence.

ARTICLE X

VESTING

10.1
Effect of Allocations

  Accrued Benefits shall not per se become nonforfeitable, nor entitle any Participant to any interest in any part of the Fund.

10.2
Nonforfeitable Accrued Benefit on Retirement or Death

  A Participant's Accrued Benefit shall become entirely nonforfeitable upon the first to occur of the Participant's Normal, Deferred or Disability Retirement Date. Upon the death of an Active or Inactive Participant while an Employee, the Participant's Accrued Benefit shall become entirely nonforfeitable.

10.3
Vesting in Compensation Reduction Contribution Account and Rollover Account

  A Participant shall at all times have a one hundred percent (I 00%) vested and nonforfeitable interest in his Compensation Reduction Contribution Account and Rollover Account, if any.

10.4
Vesting in Company Matching Contribution Account and Profit Sharing Account

(A)
A Participant whose employment is terminated on or after January 1, 1998 and prior to his Retirement Date (for any reason other than death), shall have a vested and nonforfeitable right in his Company Matching Contribution Account, and any earnings or losses attributable thereto, in accordance with the following schedule:

Years of Service	Percentage
0-1 years	0%
2 years or more	100%

    Notwithstanding the foregoing, a Participant who is initially employed on or after January 1, 1999 (or who terminated prior to January 1, 1998) and whose employment is terminated prior to his Retirement Date (for any reason other than death), shall have a vested and nonforfeitable right in his Company Matching Contribution Account, and any earnings or losses attributable thereto, in accordance with the following schedule:

Years of Service	Percentage
0-1 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%

    If the Participant was employed by Waterhouse Investor Services, Inc. on October 15, 1996 and a Participant in the Prior Plan, such Participant shall have a 100% nonforfeitable right to that portion of his Profit Sharing Account, if any, attributable to his ESOP Account and shall have a nonforfeitable right to his Profit Sharing Fund A Account and Profit Sharing Fund B Account in accordance with the following table. Each other Participant shall have a nonforfeitable right to his Profit Sharing Account in accordance with the following table.

Years of Service	Percentage
0-1 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%

    If the employment of a Participant is terminated (or is deemed to have been terminated under Section 5.2) prior to having a 100% nonforfeitable right to his Company Matching Contribution Account and/or Profit Sharing Account other than by reason of retirement or death, such Participant's participation under the Plan shall cease and such Participant's forfeitable Accrued Benefit shall be forfeited and applied in accordance with Section 10.5. A Participant's Accrued Benefit which is nonforfeitable shall be distributed in accordance with Article XI.

    If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage in his Accounts or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Company may elect, within a reasonable period after the adoption of the amendment or change, to have his vested percentage computed under the Plan without regard to such amendment or change.

    The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

    (1)
    60 days after the amendment is adopted;

    (2)
    60 days after the amendment becomes effective; or

    (3)
    60 days after the Participant is issued written notice of the amendment by the Company or Plan Administrator.

    Notwithstanding the foregoing, no election need be provided to any Participant whose nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment.

    No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, his vested percentage (determined as of such date) in his Company-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

  (B)
  For purposes of this Section, "Year of Service" shall mean a Vesting Computation Period during which the Employee (regardless of whether the Employee is a Participant) has completed 1,000 Hours of Service, and employment with any Affiliated Company shall be treated as employment with the Company. Further, for purposes of this Section, employment with any entity which would be treated as a single employer with The Toronto-Dominion Bank pursuant to Section 414 of the Code shall be treated as employment with the Company, including employment rendered prior to the Effective Date of this Plan.

    In determining the number of Years of Service, the following rules shall apply:

    (1)
    If a Participant has a One-Year Break in Service, Years of Service before such One-Year Break in Service shall not be taken into account until the Participant has completed a Year of Service after such One-Year Break in Service.

    (2)
    If a Participant does not have any nonforfeitable right to the Participant's Accrued Benefit, Years of Service before any One-Year Break in Service shall not be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five or the aggregate number of such Years of Service prior to such consecutive One-Year Breaks in Service. Such aggregate number of Years of Service before such consecutive One-Year Breaks in Service shall be deemed not to include any Years of Service not required to be taken into account under this subparagraph by reason of any prior period of One-Year Breaks in Service.

    (3)
    If a Participant incurs five consecutive One-Year Breaks in Service, Years of Service after such five consecutive One-Year Breaks in Service shall not be taken into account for purposes of determining the vested percentage of the Participant's Accrued Benefit derived from Company contributions before such five consecutive One-Year Breaks in Service.

    (4)
    Solely for purposes of determining whether a One-Year Break in Service has occurred, an Employee who is absent from employment because of pregnancy, the birth of the Employee's child, the placement of a child with the Employee for adoption, or the need to care for such child during the period immediately following such birth or placement shall be given credit for each hour which otherwise would have been credited to such Employee but for such absence. If the Committee is unable to determine the number of such hours, eight Hours of Service shall be credited for each day of absence. No more than 501 Hours of Service shall be credited to an Employee under this subparagraph because of such pregnancy or placement. Hours of Service shall not be credited to an Employee unless such Employee furnishes to the Committee such timely information as the Committee may require to establish that the absence from employment is for reasons described above and to establish the number of days for which there was such an absence. Hours of Service credited hereunder shall be credited only for the Plan Year in which the absence begins, if the Employee would be prevented from incurring a One-Year Break in Service in such Plan Year solely because the period of absence is treated as Hours of Service or, in any other case, in the immediately following Plan Year.

    With respect to an Employee who was employed by Kennedy Cabot & Co. as of its acquisition by Waterhouse Investor Services, Inc. on November 7, 1997, employment with Kennedy Cabot & Co. shall be credited as Years of Service for purposes of this Section, under the rules provided above, as if Kennedy Cabot & Co. were an Affiliated Company. With respect to an Employee who was employed by Jack White and Company as of its acquisition by Waterhouse Investor Services, Inc. on May 29, 1998, employment with Jack White and Company shall be credited as Years of Service for purposes of this Section, under the rules provided above, as if Jack White and Company were an Affiliated Company.

    A Participant's Years of Service for purposes of this Section 10.4 with respect to periods of employment with Kennedy Cabot & Co. and the Kennedy Cabot Division of Waterhouse Securities, Inc. prior to January 1, 1999 shall not be less than his Years of Vesting Service, if any, credited under the Kennedy Cabot (A Division of Waterhouse Securities, Inc.) 401(k) & Profit Sharing Plan as of December 31, 1998 measured, however, for this purpose to the earlier of such Participant's anniversary of his employment commencement date occurring in the 1999 Plan Year or his actual date of termination of employment. A Participant's Years of Service for purposes of this Section 10.4 with respect to Jack White & Company and the Jack White Division of Waterhouse Securities, Inc. prior to January 1, 1999 shall not be less than his Years of Vesting Service, if any, credited under the Jack White (A Division of Waterhouse Securities, Inc.) 401(k) Plan as of December 31, 1998.

    With respect to an Employee who was employed by Marketware International, Inc. as of its acquisition by Waterhouse Investor Services, Inc. on June 22, 1999, employment with Marketware International, Inc. shall be credited as Years of Service for purposes of this Section, under the rules provided above, as if Marketware International, Inc. were an Affiliated Company.

    In addition, a Participant's Years of Service for purposes of this Section 10.4 with respect to periods of employment with Marketware International, Inc. prior to January 1, 2000 shall not be less than his Years of Service for vesting purposes, if any, credited under the Marketware International, Inc. Profit Sharing Plan as of December 31, 1999.

    With respect to an Employee who was employed by R. J. Thompson Holdings, Inc., R. J. Thompson Securities, Inc., or Info Comp International, Inc. (hereinafter collectively referred to as the "R. J. Thompson Group") on December 15, 2001, employment with a member of the R. J. Thompson Group shall be credited as Years of Service for purposes of this Section, under the rules provided above, as if such member were an Affiliated Company. In addition, and notwithstanding any other provision of the Plan to the contrary, a Participant who was a participant in the R. J. Thompson Holdings, Inc. 401(k) Plan as of December 14, 2001 shall have a vested right in his Company Matching Contribution Account, and any earnings and losses attributable thereto, in accordance with the following schedule:

Years of Service	Percentage
0-1 years	0%
1 year	25%
2 years	50%
3 years	75%
4 or more years	100%

    Notwithstanding the foregoing, in no event shall an Employee receive duplicative credit for Years of Service for the same period of employment.

    Notwithstanding the foregoing, in calculating a Participant's Year(s) of Service for vesting purposes for an Employee who has an Hour of Service for the performance of duties on or after January 1, 2003 or for a terminated Participant who has an Account balance under the Plan as of January 1, 2003, the following administrative rules of convenience shall apply. If such a Participant is credited with an Hour of Service for the performance of duties on or before August 2nd of a Plan Year and is employed on a continuous basis through the end of such Plan Year, such Participant shall be credited with a Year of Service for vesting purposes for such Plan Year. The foregoing rule applies only to the Plan Year in which the Participant is initially employed or is reemployed by the Company or an Affiliated Company. If such a Participant's employment with the Company and/or an Affiliated Company is continuous from the first day of a Plan Year to May 31st in such Plan Year, such Participant shall be credited with a Year of Service for vesting purposes for such Plan Year. The foregoing administrative rules of convenience shall only apply to an Employee who is a full-time Employee (as determined by the Company under its standard human resources practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated).

10.5
Allocation of Forfeitures

  If a Participant's employment is terminated and the Participant receives a distribution pursuant to Article XI not later than the last day of the second Plan Year following the Plan Year in which such termination of employment occurred, any amount in which the Participant does not have a nonforfeitable interest shall be immediately forfeited upon such distribution. If such Participant shall again become an Employee prior to incurring five (5) consecutive One-Year Breaks in Service, the Company shall restore (as of the Participant's repayment hereinafter provided for), the dollar amount of such person's Accrued Benefit forfeited, unadjusted for any gains or losses which occurred during said One-Year Breaks in Service, provided that the Participant repays the full amount of any distribution within five (5) years of the date on which he is credited with an Hour of Service for the performance of duties for the Company.

  If a Participant's nonforfeitable interest in the value of his or her Accrued Benefit is greater than $5,000 ($3,500 if the Participant terminated employment prior to January 1, 1998), but such Participant fails to consent to a distribution as provided in Section 11.1(E), all of the amounts in the Participant's Account shall be (i) retained in the Trust Fund, (ii) invested in accordance with the terms of the Plan applicable to active Participants and (iii) credited to the Participant's Account until:

  (A)
  The nonforfeitable amounts are distributed pursuant to Section 11.2 on the Participant's Normal Retirement Date, or

  (B)
  The nonforfeitable amounts are distributed pursuant to Section 11.2 prior to the Participant's Normal Retirement Date, at the request of the Participant, or

  (C)
  The nonforfeitable amounts are distributed pursuant to Section 11.3 to the Participant's beneficiary upon the Participant's death prior to such person's Normal Retirement Date.

  Notwithstanding the foregoing, any amounts in which the Participant does not have a nonforfeitable interest shall be forfeited by such person upon incurring five (5) consecutive One-Year Breaks in Service unless forfeited earlier in accordance with the first sentence of this Section 10.5.

  Any forfeitures of Company Matching Contributions (and associated earnings) resulting from the operation of this Section shall be used first to reinstate prior forfeitures of Company Matching Contribution Accounts as required under the first paragraph of this Section 10.5. Any such amounts remaining after such reinstatement shall be used as soon as administratively possible to reduce future Company Matching Contributions to the Plan pursuant to Article VI or Section 7.1. Any forfeitures of Profit Sharing Accounts (and associated earnings) resulting from the operation of this Section shall be used first to reinstate prior forfeitures of Profit Sharing Accounts as required under the first paragraph of this Section 10.5. Any such amounts remaining after such reinstatement shall be reallocated under Section 7.7 as an additional Profit Sharing Contribution.

  To the extent the available forfeitures are insufficient to fully reinstate Participants' previously nonvested amounts, the Company will make an additional contribution to the Plan sufficient to fully reinstate such amounts.

  Notwithstanding the foregoing, the Company may, in its discretion, direct the Trustee to use all or a portion of forfeitures to pay Plan expenses in accordance with Section 18.3.

ARTICLE XI

DISTRIBUTION OF BENEFITS

11.1
General Rules

(A)
Except as provided elsewhere in the Plan, no portion of a Participant's Accrued Benefit shall be distributed until such Participant has terminated employment. Except as hereinafter provided, all distributions from the Plan shall be made in cash. However, a Participant or Beneficiary who is entitled to a distribution may demand that the benefits in his or her Account invested in Employer Stock (if any) be distributed entirely or partially in Employer Stock. The Committee shall notify the distributee in writing of his right to demand distribution in Employer Stock. Distributions of fractional shares of Employer Stock shall always be made in cash.

(B)
Notwithstanding anything in this Article to the contrary, the method of payment of a Participant's Accrued Benefit shall be such that the Accrued Benefit will be distributed either (1) not later than the required beginning date (as defined below) or (2) commencing not later than the required beginning date over (a) the life of such Participant or over the lives of such Participant and the Participant's designated Beneficiary or (b) a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and the Participant's designated Beneficiary. The required beginning date of any Participant who is a 5% owner (as defined in Section 416(i)(1) of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 shall be the April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Effective January 1, 1999, the required beginning date of any other Participant shall be the April 1 of the calendar year following the later of the calendar year in which the Participant retires or the calendar year in which such Participant attains age 70 1/2.

(C)
Notwithstanding anything in this Article to the contrary, unless a Participant elects otherwise in writing to the Committee, payment of the Participant's Accrued Benefit shall commence not later than 60 days after the close of the Plan Year in which the latest of the following occurs:

(1)
the Participant attains age 65;

(2)
the Participant terminates employment with the Company; or

(3)
the tenth anniversary of the date the Participant's participation commenced.

(D)
Notwithstanding anything in this Article to the contrary, if a Participant's Accrued Benefit does not exceed $5,000 ($3,500 if the Participant terminated employment prior to January 1, 1998), the Committee shall distribute such lump sum amount in satisfaction of the Participant's Accrued Benefit without the consent of the Participant or the Participant's spouse. Such distribution shall be made as soon as practicable following the date of the Participant's termination from Service.

    In accordance with procedures established by the Committee, this Section 11.1(D) shall also be applied to distribute to a Participant who terminated employment prior to January 1, 2000 such Participant's vested Account balance without the consent of the Participant or the Participant's spouse provided such vested Account balance is not greater than $5,000 as of an Annuity Commencement Date after January 1, 2000.

    Notwithstanding any other provision to the contrary, for purposes of the Plan, the value of a Participant's nonforfeitable Accrued Benefit shall be determined without regard to that portion of the Accrued Benefit that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(e)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant's nonforfeitable Accrued Benefit as so determined is $5,000 or less, the Plan shall distribute the Participant's entire nonforfeitable Accrued Benefit without the consent of the Participant as soon as administratively feasible following termination of employment or, if later, as soon as administratively feasible following January 1, 2003. The foregoing provision applies to Participants who terminated employment before and after January 1, 2003.

  (E)
  If a Participant's vested Account balance exceeds $5,000 ($3,500 if the Participant terminated employment prior to January 1, 1998), then distributions shall not commence earlier than the Participant's Normal Retirement Date without the consent of the Participant. A Participant's consent shall not be valid unless the Participant has received notification, not less than 30 days or more than 90 days before the date distributions commence, of the value of his Account balance and his right to defer receipt of such Account balance and such consent is given after the receipt by the Participant of the required notification. Notwithstanding the above, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Regulations Section 411(a)-11(c), provided that:

  (1)
  the Committee provides information to the Participant that clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving such notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

  (2)
  the Participant after receiving such notice, affirmatively elects a distribution.

    In accordance with procedures established by the Committee, this Section 11.1(E) shall also be applied to distribute to a Participant who terminated employment prior to January 1, 2000 such Participant's vested Account balance without the consent of the Participant or the Participant's spouse provided such vested Account balance is not greater than $5,000 as of an Annuity Commencement Date after January 1, 2000.

  (F)
  If a Participant, and, if applicable pursuant to Code Sections 401(a)(11) and 417, the Participant's spouse, elects in writing to the Committee, the payment of a Participant's Account balance shall commence as of the first day of any calendar month specified by the Participant which is prior to his or her Normal Retirement Date, or as soon as administratively possible after such date. In no event shall distribution of the Account of a Participant who terminates employment prior to Normal Retirement Date be deferred beyond the Participant's Normal Retirement Date or as soon as administratively possible thereafter.

  (G)
  If less than the entire vested balance of a Participant's Compensation Reduction Contribution Account, Company Matching Contribution Account, Profit Sharing Account or Rollover Contribution Account is distributed to a Participant, such distribution shall be made on a pro-rata basis from all Investment Funds in which such subaccount is invested.

11.2
Retirement

  If, upon retirement or termination of employment, the Participant's vested Accrued Benefit exceeds $5,000, the Participant may elect to receive his vested Accrued Benefit in one of the following ways:

  (A)
  A single lump sum amount; or

  (B)
  In equal monthly, quarterly, semi-annual or annual installments over a period certain not to exceed the life expectancy of the Participant (or Beneficiary in the case of a Participant who dies prior to the time his benefits commenced) or the joint and last survivor life expectancy of the Participant and his Beneficiary so that the amount distributed in each Plan Year equals the amount determined by dividing the Participant's vested account balance on the last day of the immediately preceding Plan Year by the period certain determined in accordance with this Section 11.2(B) which shall be reduced by one for each Plan Year after the Plan Year in which the Participant's benefits commence.

11.3
Death

(A)
Subject to Section 11.3(E), the Accrued Benefit of a Participant who dies shall be distributed to such individual's Beneficiary in a lump sum, in equal annual installments, or by any combination of such methods, as the Participant shall have designated. If a method of distribution has not been designated, the amount to be distributed shall be paid in a lump sum to the Beneficiary or Beneficiaries designated pursuant to Section 11.3(B) or determined pursuant to Section 11.3(C).

(B)
On or after becoming a Participant, each Participant may file a written notice with the Committee designating a Beneficiary (including any person, corporation, estate or trust) to receive the undistributed Accrued Benefit remaining after the Participant's death, and designating the method or methods of distribution to such Beneficiary; provided, however, that if a Participant is married, the Participant's spouse must consent in the manner required by Code Section 417(a)(2) to the designation of any Beneficiary other than the spouse. Any such designation may be changed from time to time by subsequent written notice filed with the Committee without the consent of, or any notice to, any previously designated Beneficiary.

  (C)
  If no Beneficiary has been designated under Section 11.3(B), or if no designated Beneficiary survives the Participant, the undistributed Accrued Benefit remaining shall be distributed to the following persons as Beneficiaries: (1) to the Participant's spouse if such spouse survives the Participant, (2) to the Participant's issue in equal share, per stirpes, if no spouse survives the Participant, or (3) to the Participant's estate, if neither spouse nor issue survive the Participant.

  (D)
  Subject to Section 11.3(E), a Beneficiary designated under Section 11.3(B) or determined under Section 11.3(C) by notice received by the Committee within 30 days following the Participant's death may designate a method or methods of distributing benefits due such Beneficiary following the Participant's death, regardless of whether a method of distribution was designated by the Participant under Section 11.3(B).

  (E)
  Effective January 1, 2000, a Beneficiary may elect, in accordance with Section 11.3(D) above, to receive distribution of a Participant's Account in any form of distribution permitted under Section 11.2(A) or Section 11.2(B) provided the total vested value of the Participant's Account exceeds $5,000. If the total vested value of the deceased Participant's Account is not in excess of $5,000, it shall be distributed in a single lump sum amount.

11.4
Other Termination of Employment

  If a Participant's employment is terminated for any reason other than retirement or death, the Participant's Accrued Benefit shall be distributed in accordance with Section 11.2 above. For purposes of Section 11.3 "terminates employment" and words of similar import shall be substituted for "retires" and words of similar import.

11.5
Direct Rollovers

  Notwithstanding any provision of this Plan to the contrary, a Participant or Beneficiary may elect, at the time and in the manner prescribed by the Committee in accordance with Treasury Regulations, to have all or part of any amount distributable to such Participant or Beneficiary that qualifies as an "eligible rollover distribution" paid directly to a specified eligible retirement plan specified by a distributee in a direct rollover. For purposes of this Plan, the following terms shall have the following meanings:

  (A)
  "direct rollover" means a payment by the Plan to the eligible retirement plan specified by a distributee.

  (B)
  "distributee" means (1) a Participant; (2) a Participant's surviving spouse; or (3) a Participant's former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code; provided, however, that such surviving spouse or former spouse shall be considered a distributee only with respect to the interest of such spouse under the Plan.

  (C)
  "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution; provided, however, that in the case of an eligible rollover distribution to a Participant's surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity. Notwithstanding the foregoing, with respect to distributions from the Plan made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such a plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

  (D)
  "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee other than (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary; (2) any distribution that is for a specified period of ten years or more; (3) any distribution to the extent that such distribution is required under Section 401(a)(9) of the Code; and (4) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

  Notwithstanding the foregoing, with respect to distributions from the Plan made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

  The Committee shall provide each Participant entitled to an eligible rollover distribution with written notice in the form and manner required under Section 402(f) of the Code. Except as provided in Section 11.1(E) of this Plan, no distribution shall commence until 30 days after the Participant's receipt of such notice.

11.6
Non-Assignability of Benefits

  Except as otherwise permitted by law and in Article XVI, no benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer or assignment by any Participant or Beneficiary, nor shall benefits in any manner be liable for, or subject to attachment or legal process for or against such person, except that a voluntary and revocable assignment not exceeding ten percent of any benefit payment is permissible unless the assignment is made for purposes of defraying administration costs of the Plan. If any person entitled to any benefit hereunder becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such benefits, otherwise than as permitted herein, the Trustee shall hold or apply the same for the benefit of such person, such person's spouse, children or other dependents, or any of them, in such manner as the Committee shall determine.

  Furthermore, with respect to judgments, orders, decrees issued and settlement agreements entered into on or after August 5, 1997, a Participant's benefit may be reduced if a court order or requirement to pay arises from: (1) a judgment of conviction for a crime involving the Plan; (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under Part 4 of ERISA; or (3) a settlement agreement entered into between the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under Part 4 of ERISA by a fiduciary or any other person. The court order, judgment, decree, or settlement agreement must specifically require that all or part of the amount to be paid to the Plan be offset against the Participant's Plan benefits.

  If the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant and the Participant has a spouse at the time at which the offset is to be made, such offset shall not be made unless the Plan complies with Code Section 401(a)(13)(C)(iii).

11.7
Substitute Payee

  If any person entitled to receive any benefits hereunder is in his or her minority, or is otherwise, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving such benefits, the Committee may direct the Trustee to distribute such benefits to such incapable person's legally appointed guardian or may make such distribution to such person, persons or institutions, for the benefit of such incapable person, as the Committee in its discretion determines will most nearly fulfill the intended purpose of the distribution.

11.8
Conclusiveness of Committee's Determination

  The determination of the Committee as to (A) the identity of the proper recipient benefit under this Plan, and (B) the amount properly payable, shall be conclusive and payment in accordance with such determinations shall constitute a complete discharge.

11.9
Investment of Account Balance of Terminated Participant

  In the event of the termination of employment with the Company of a Participant whose Accrued Benefit exceeds $5,000 ($3,500 if the Participant terminated employment prior to January 1, 1998), should the Participant fail to consent to an immediate distribution of his Account, such Account shall continue to be invested in accordance with the Participant's last investment selections until distribution pursuant to the otherwise applicable provisions of the Plan.

11.10
Stale-Dated Checks

  If a distribution check remains outstanding as of the end of the second calendar quarter following a distribution made in accordance with the terms of this Plan, the Committee or its designee shall send due notice to the distributee at the person's last known address, as shown by the records of either the Committee (or its designee) or the Company, requesting that he either (a) present the check for payment or (b) sign and return an affidavit requesting a replacement check. If, as of the end of the following quarter, there has been no response from the distributee, then, within a reasonable time thereafter, the Committee (or its designee) will so advise the Company and will stop payment on the initial distribution check and deposit the net check amount in the Plan's "Stale-Dated Check Account." Both the Committee (or its designee) and the Company shall maintain a record of the amount deposited for each such distributee, which amount shall have a tax basis equal to the net check amount deposited, and shall be held by the Plan for the benefit of the distributee as an after-tax contribution. All amounts in the Stale-Dated Check Account shall be invested in the T. Rowe Price Prime Reserve Fund (or such other fixed income fund as the Committee may, from time to time, designate) from date of such deposit until such time as the missing distributee is located and the restored amount, plus earnings through date of distribution, is subsequently distributed.

ARTICLE XII

TOP-HEAVY RULES

12.1
Top-Heavy Plan

  The Plan shall be deemed to be Top-Heavy if, as of the Determination Date (defined in Section 12.5(B)), the aggregate value of the Accrued Benefits for all Key Employees (as defined below) exceeds 60 percent of the value of the Accrued Benefits for all Employees. The Plan shall be deemed also to be Super Top-Heavy unless (A), as of the Determination Date (as defined below), the aggregate value of the Accrued Benefits for all Key Employees does not exceed 90 percent of the aggregate value of the Accrued Benefits for all Employees and (B) "four" is substituted for "three" in Section 12.2.

12.2
Minimum Contribution

  Solely in the event that a Non-Key Employee is not covered by a defined benefit plan of the Company or an Affiliated Company which provides the minimum benefit required by Section 416(c)(1) of the Code during a Plan Year in which this Plan is a Top-Heavy Plan, the contributions and forfeitures allocated to each such Non-Key Employee who has not separated from service by the end of the Plan Year shall be equal to not less than the lesser of:

  (A)
  Three percent (3%) of such Participant's Compensation in the Plan Year, or

  (B)
  The percentage of such Participant's Compensation in the Plan Year which is equal to the percentage at which contributions and forfeitures are made to the Key Employee for whom such percentage is the highest for the year.

  The percentage referred to in Paragraph (B) above shall be determined by dividing the contributions and forfeitures allocated to the Key Employee by such Employee's Compensation. For purposes of this Section 12.2, Compensation Reduction Contributions shall be disregarded in determining the amount of contributions allocated to Non-Key Employees. The Company shall make such additional contributions to the Plan as shall be necessary to make the allocation described above. The provisions of this section apply without regard to contributions or benefits under Social Security or any other Federal or State law. An adjustment may be made to this Section, as permitted under Treasury Regulations, in the event an Employee is also entitled to an increased benefit in any other Top Heavy plan while it is in the Aggregation Group with this Plan. To the extent Company Matching Contributions are allocated to Non-Key Employees to meet the minimum benefit requirements of this Section 12.2, such Company Matching Contributions shall not be treated as matching contributions for purposes of Section 401(k) and 401(m)of the Code.

  A Non-Key Employee who is otherwise entitled to a minimum contribution under this Section shall not fail to receive the required minimum contribution because the Employee is excluded from participation because the Employee failed to make elective Compensation Contributions under the Plan or because the Employee failed to accrue 1,000 Hours of Service during the Plan Year.

12.3
Aggregation of Plans

  The Plan shall be treated as a Top-Heavy Plan if (A) it is required to be included in an Aggregation Group and (B) such group is a Top-Heavy Group, even if the Plan would not otherwise (i.e., without regard to this Section) be a Top-Heavy Plan.

  An "Aggregation Group" is comprised of, and is required to include, each plan of the Company in which a Key Employee is a Participant (a "Key Employee Plan") and each other plan of the Company which, when viewed together with a Key Employee Plan, enables the Key Employee Plan to satisfy the coverage requirements of Code Sections 401(a)(4) or 410. However, the Company may elect to treat any plan not required to be included in the Aggregation Group as being part of such group if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taken into account. The Aggregation Group will be deemed a Top-Heavy Group if the sum, as of the Determination Date, of (1) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in such group and (2) the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60% of a similar sum determined for all employees. The permissive inclusion of a plan in an Aggregation Group shall not cause the Plan to be Top-Heavy.

12.4
Definitions and Special Rules

(A)
Key Employee and Non-Key Employee

    With respect to any Plan Year, any Employee or former Employee who, at any time during such Plan Year or any of the four preceding Plan Years, either (A) is an officer of the Company having annual compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year, (B) is one of the ten Employees having annual compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered owning within the meaning of Code Section 318) more than one-half percent interest in the Company and the largest interest in the Company, (C) owns (or is considered as owning within the meaning of Code Section 318) more than 5 percent of the outstanding stock of the Company or stock possessing more than 5 percent of the total combined voting power of all the stock of the Company or (D) earns as compensation from the Company more than $150,000 per year and owns (or is considered as owning within the meaning of Code Section 318) more than one percent of the outstanding stock of the Company or stock possessing more than one percent of the total combined voting power of all stock of the Company. For purposes of this Article, the terms "Employee" and "Key Employee" shall include their Beneficiaries, and no more than 50 employees (or, if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers.

    "Non-Key Employee" means an Employee other than a Key Employee.

  (B)
  Determination Date

    Determination Date shall mean, with respect to any Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such first Plan Year. The Accrued Benefits of a Key Employee and of any other Employee, for purposes of testing for Top-Heaviness, shall be determined as of the Determination Date and shall include the amount of any contributions that would be allocable to the Participant Accounts as of the Determination Date, even if such amounts have not yet been contributed.

  (C)
  For purposes of determining the Accrued Benefit of an Employee, the Accrued Benefit shall be increased by the aggregate distributions made with respect to such Employee under the Plan during the five-year period ending on the Determination Date.

  (D)
  The Accrued Benefit of any individual who either (1) is not a Key Employee but was a Key Employee with respect to any prior Plan Year or (2) has not performed any services for the Company at any time during the five-year period ending on the Determination Date shall not be taken into account for purposes of Section 12.1.

  (E)
  For purposes of Section 12.2, contributions and benefits under Chapter 21 (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act (or any other Federal or State law) shall not be taken into account.

12.5
Modification of Top-Heavy Rules

  This Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends the preceding sections of this Article XII of the Plan.

  In determining top-heavy status, the following shall apply:

  (A)
  Key employee.    Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

  (B)
  Determination of present values and amounts.    The following shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

  (1)
  Distributions during year ending on the determination date.    The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

  (2)
  Employees not performing services during year ending on the determination date.    The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

ARTICLE XIII

WITHDRAWALS WHILE EMPLOYED

13.1
Hardship Withdrawals

(A)
The Committee shall direct the Trustee to make a distribution to a Participant in accordance with this Section in the event of a Participant's hardship and request for withdrawal. For purposes of this Section, a distribution will be on account of hardship only if the distribution:

(1)
is made on account of an immediate and heavy financial need of the Participant, and

(2)
is necessary to satisfy such immediate and heavy financial need and does not exceed the amount required to relieve such need and is not reasonably available from other resources of the Participant.

(B)
Immediate and heavy financial need defined: Immediate and heavy financial needs recognized by the Plan shall include and be limited to:

(1)
expenses for medical care (as described in Section 213(d) of the Code) previously incurred by the Participant, the Participant's spouse or any dependent of the Participant or amounts necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(2)
purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)
payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or the Participant's spouse, children or dependents; or

(4)
the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

    The amount of the financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

  (C)
  The determination of whether an amount is necessary to satisfy a financial need shall be made in accordance with applicable regulations issued under Code Section 401(k) and in a uniform and nondiscriminatory manner with respect to all Participants. For purposes of determining if a distribution is necessary to satisfy a financial need, the Participant's resources shall be deemed to include those assets of the Participant's Spouse and minor children that are reasonably available to the Participant.

    A distribution will be deemed necessary to satisfy the immediate and heavy financial need of the Participant if:

    (1)
    the distribution is not in excess of the amount of the immediate and heavy financial need;

    (2)
    the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company or an Affiliated Company;

    (3)
    the Plan, and all other plans maintained by the Company, provide that the Participant's elective contributions and employee contributions, if any, (except for mandatory after-tax employee contributions to a defined benefit plan) will be suspended for at least 12 months (6 months for hardship distributions processed on or after March 1, 2002) after receipt of the hardship distribution; and

    (4)
    either (i) the Plan and all other plans maintained by the Company and each Affiliated Company provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution or (ii) the Participant enters into a legally enforceable agreement to such effect; provided that this Section 13.1(C)(4) shall be null and void as of March 1, 2002.

  (D)
  The Committee may require the submission of such evidence as it may reasonably deem necessary to confirm the existence of such a hardship. A request for distribution pursuant to this section shall be approved or denied by the Committee within sixty (60) days after the date the request, complete with all evidence with respect thereto requested by the Committee, is given to the Committee by the Participant. In the event that such request is approved, the distribution shall be made within thirty (30) days after notice of approval is given by the Committee to the Participant from such portions of the Participant's Account as he shall designate except to the extent earlier distribution is permitted under Section 11.1(E). However, under no circumstance may Qualified Non-Elective Contributions and earnings thereon, earnings on the Participant's Compensation Reduction Contributions or any portion of a Participant's Profit Sharing Account be distributed pursuant to this Section. The minimum withdrawal under this Section shall be the lesser of (i) one thousand ($1,000) dollars or (ii) the entire value, to the extent then vested, of the Participant's Account. In no event shall the amount of the withdrawal exceed the vested portion of the Participant's Account (exclusive of the amounts described in the preceding sentence).

  (E)
  Notwithstanding the foregoing, if a Participant received a hardship distribution under the terms of the Kennedy Cabot (A Division of Waterhouse Securities, Inc.) 401(k) & Profit Sharing Plan or the Jack White (A Division of Waterhouse Securities, Inc.) 401(k) Plan prior to its merger into this Plan as of December 31, 1998, such Participant shall suspend all Compensation Reduction Contributions, elective tax-deferred contributions and after-tax Employee contributions under all tax-qualified plans and non-qualified plans of deferred compensation maintained by the Company and any Affiliated Company for a period of one (1) year from the date of such withdrawal. In addition, such Participant may not make Compensation Reduction Contributions or elective tax-deferred contributions under any other tax-qualified plan maintained by the Company or any Affiliated Company for the Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Participant's elective tax-deferred contribution under any plan maintained by Jack White & Company or Kennedy Cabot & Co. for the taxable year of the withdrawal.

  (F)
  Notwithstanding the foregoing, if a Participant received a hardship distribution under the terms of the Marketware International, Inc. Profit Sharing Plan prior to its merger into this Plan as of December 31, 1999, such Participant shall suspend all Compensation Reduction Contributions, elective tax-deferred contributions and after-tax Employee contributions under all tax-qualified plans and non-qualified plans of deferred compensation maintained by the Company and any Affiliated Company for a period of one (1) year from the date of such withdrawal. In addition, such Participant may not make Compensation Reduction Contributions or elective tax-deferred contributions under any other tax-qualified plan maintained by the Company or any Affiliated Company for the Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Participant's elective tax-deferred contributions under any plan maintained by Marketware International, Inc. for the taxable year of the withdrawal.

  (G)
  Effective as of December 15, 2001 and notwithstanding the foregoing, if a Participant received a hardship distribution under the terms of the R. J. Thompson Holdings, Inc. 401(k) Plan prior to its merger into this Plan as of December 15, 2001, such Participant shall suspend all Compensation Reduction Contributions, elective tax-deferred contributions and after-tax Employee contributions under all tax-qualified plans and non-qualified plans of deferred compensation maintained by the Company and any Affiliated Company for a period of one (1) year from the date of such withdrawal. In addition, such Participant may not make Compensation Reduction Contributions or elective tax-deferred contributions under any other tax-qualified plan maintained by the Company or any Affiliated Company for the Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Participant's elective tax-deferred contributions under any plan maintained by R. J. Thompson Holdings, Inc. for the taxable year of the withdrawal.

13.2
Distributions Upon Attaining Age 59 1/2

  A Participant who has attained age fifty-nine and one-half (59 1/2) may request that any portion of his Account be distributed as of a Valuation Date which is not less than thirty (30) days following receipt of the request by the Committee (except as otherwise provided in Section 11.1(E)), and the dollar value of such portion of his Account as of said Valuation Date be paid to him in cash or, effective August 1, 2001, to the extent provided in Section 13.5, in cash and Employer Stock, if any. The minimum withdrawal under this Section shall be the lesser of (i) one thousand ($1,000) dollars or (ii) the entire value, to the extent then vested, of the Participant's Account. In no event shall the amount of the withdrawal exceed the vested portion of the Participant's Account.

13.3
Withdrawals While Partially Vested

  If a withdrawal distribution is made to a Participant from such Participant's Company Matching Contribution Account, Profit Sharing Fund A Account or Profit Sharing Fund B Account at a time when the Participant is less than one hundred percent (100%) vested in such Account, the Participant's remaining vested portion of such person's Company Matching Contribution Account, Profit Sharing Fund A Account or Profit Sharing Fund B Account (as applicable) shall be determined by the following formula:

X=P(AB+D)-D

  For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Account balance at the relevant time and D is the amount of the distribution.

13.4
Distribution from ESOP Account While Employed

(A)
Each Qualified Participant (as defined below) shall be permitted to make an election under Section 13.4(B) with respect to up to 25 percent of the number of shares of Employer Stock held in the Participant's ESOP Account (to the extent that such amount exceeds the number of shares previously distributed pursuant to a prior election under this Section 13.4(A)) within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period (as defined below). Within 90 days after the close of the last Plan Year in a Participant's Qualified Election Period, the Qualified Participant may make an election under Section 13.4(B) with respect to up to 50 percent of the number of shares of Employer Stock held in his or her ESOP Account (to the extent that such amount exceeds the number of shares previously distributed pursuant to a prior election under this Section 13.4(A)).

(B)
At the election of the Qualified Participant, the portion of the Participant's Account that is covered by the election shall be distributed within 90 days after the last day of the period during which the election can be made. A Participant's election shall be provided to the Committee in writing and shall be effective no later than 180 days after the close of the Plan Year to which the election applies.

  (C)
  For purposes of this Section, (1) "Qualified Participant" shall mean a Participant who has attained age 55 and who has completed at least ten years of participation in the Plan (including, for this purpose, participation in the prior TD Waterhouse Group, Inc. Profit Sharing Plan) and (2) "Qualified Election Period" shall mean the six Plan Year period beginning with the later of (a) the first Plan Year in which the Participant first became a Qualified Participant or (b) the first Plan Year beginning after December 31, 1986.

13.5
No Distribution of Collateral

  No distribution may be made from the portion of a Participant's Account which represents collateral for a loan pursuant to Section 14.5.

13.6
Withdrawal on Pro-Rata Basis

  If less than the entire vested balance of a Participant's Compensation Reduction Contribution Account, Company Matching Contribution Account, Profit Sharing Account or Rollover Contribution Account is withdrawn by a Participant pursuant to this Article XIII, such withdrawal shall be made on a pro-rata basis from all Investment Funds in which such subaccount is invested.

  Notwithstanding the foregoing, effective August 1, 2001, to the extent that any pro-rata portion of a distribution will be withdrawn from an Investment Fund which is invested in Employer Stock, if any, the Participant may elect that such portion of the distribution be distributed in Employer Stock; provided, however, that distribution of fractional shares of Employer Stock shall always be made in cash.

13.7
Committee May Adopt Further Rules

  All withdrawals shall be subject to such further rules and regulations as the Committee shall from time to time prescribe and administer in a nondiscriminatory manner.

13.8
Withdrawal From Rollover Account

  Effective August 1, 2001, a Participant who has a Rollover Account may request that any portion of his Account be distributed as of a Valuation Date which is not less than thirty (30) days following receipt of the request by the Committee (except as otherwise provided in Section 11.1(E)), and the dollar value of such portion of his Rollover Account as of said Valuation Date be paid to him in cash or, to the extent provided in Section 13.6, in Employer Stock, if any. The minimum withdrawal under this Section shall be the lesser of (i) one thousand ($1,000) dollars or (ii) the entire value of the Participant's Rollover Account. No more than two (2) withdrawals may be made pursuant to this Section 13.8 in the same calendar year.

ARTICLE XIV

LOANS

14.1
Overall Limitations

  The Committee may authorize the Trustee to make a loan to any Participant provided the Participant is (i) an active Employee who is not on unpaid leave of absence at the time the loan application is made or (ii) a former Employee who is a party in interest as defined in Section 3(14) of ERISA. For purposes of the foregoing, a Participant who is on salary continuation is on paid leave of absence and is eligible for a loan and a Participant who is receiving state-mandated disability payments or long-term disability payments is considered to be inactive or on unpaid leave of absence and ineligible to apply for a loan. Each application for a loan shall be made in accordance with procedures established by the Committee (which such procedures are hereby incorporated by reference). A loan shall be approved by the Committee if the loan application satisfies the conditions set forth in this Article and in such uniform and nondiscriminatory rules as may be adopted by the Committee. The Participant shall be permitted no more than two loans outstanding from this Plan at any time, including, for purposes of this limit, any loan transferred to the Plan pursuant to Section 6.11.

  No loan shall be granted under the Plan to the extent it would cause the aggregate balance of all loans which a Participant has outstanding under this Plan and under any other qualified plan maintained by the Company or an Affiliated Company (an "Other Plan") to exceed an amount equal to the lesser of:

  (A)
  $50,000 reduced by the excess (if any) of (a) the highest outstanding balance of all loans from the Plan and all Other Plans during the one-year period ending on the Loan Determination Date, over (b) the outstanding balance of all loans from the Plan and all Other Plans on the Loan Determination Date;

  (B)
  one-half (1/2) of an amount equal to the vested portion of the Participant's Account; or

  (C)
  an amount such that the monthly loan repayment does not exceed the amount of the Participant's Monthly Payroll Amount (determined at the time the loan application is made). For this purpose, the term "Monthly Payroll Amount" means the net amount payable to the Participant during the first and second payroll period of each month.

  Interest which accrues on an unpaid loan balance after default shall be added to the unpaid loan balance in calculating the available loan amount in accordance with the foregoing.

  The "Loan Determination Date" for purposes of determining the value of a Participant's maximum loan hereunder and the outstanding balance of any loan shall be the Valuation Date as of which the loan is granted.

  Participant shall furnish such information as, the Trustee or Committee may, in discretion, deem necessary to substantiate the purpose of the loan. In addition, the Committee may impose additional restrictions, may authorize the imposition of a loan origination fee not in excess of the reasonable cost of processing a loan application and granting and administering a loan or may suspend or terminate the loan program pursuant to Section 15.1.

14.2
Terms of Loans

  All loans shall be on such terms and conditions as the Committee may determine, provided that all loans shall:

  (A)
  Be made pursuant to a promissory note which is subject to default rules which are not inconsistent with those described in Section 14.5 and which is secured by the Loan Account;

  (B)
  Be amortized on a substantially level basis, with payments to be made not less frequently than quarterly;

  (C)
  Bear a reasonable rate of interest, which shall be equal to the prime lending rate as stated in the Wall Street Journal (Eastern Standard Edition) on the date as of which the loan is made plus one percent (1%);

  (D)
  Provide for repayment in full on or before the earlier of (a) five years after the date when the loan is made or fifteen (15) years after the date the loan is made if the loan is used to acquire a dwelling which, within a reasonable period of time, is to be used as the principal residence of the Participant or (b) the date when distribution of the Participant's Plan benefit may commence; and

  (E)
  Be in an amount not less than $1,000 or such other amount determined from time to time by the Committee and communicated to Participants.

14.3
Source of Loans

  A Loan Account shall be established for each Participant who receives a loan from the Plan. There shall be transferred to the Loan Account from his Account the amount to be borrowed by the Participant. The transfer shall be made from the subaccounts maintained on behalf of a Participant pursuant to Section 2.1 on a pro-rata basis to the extent of his vested value in each such subaccount. The Investment Funds within each of such subaccounts shall also be liquidated on a pro-rata basis.

14.4
Withholding and Application of Loan Payments

  In applying for a loan, a Participant must consent to the repayment of the loan (principal and interest) through periodic payroll withholding, whenever possible. In applying for a loan, a Participant must consent to the payment of any outstanding balance of the loan from the Loan Account in the event of a default, as determined in accordance with Section 14.5.

  If a Participant is employed by the Company outside the United States, is on salary continuation, or, during the term of an outstanding loan a Participant is transferred to a position with the Company or Affiliated Company outside the United States, Participant shall make semimonthly payment by personal check or equivalent negotiable instrument delivered to the Committee as agent for the Trustee by the due date for the payment. If a Participant begins an unpaid leave of absence loan payments shall be suspended. When Participant returns from such unpaid leave of absence, the amortization schedule shall be adjusted so that the loan is repaid within the original term. Upon Participant's cessation of employment with the Company and each Affiliated Company, the loan will be considered due and payable in full and within 60 days of such date. In addition, if a Participant is making loan repayments by personal check or equivalent negotiable instrument, the loan will be considered due and payable in full and will be considered in default upon (a) nonpayment within sixty (60) days (90 days for loans granted on and after January 1, 2002) after the due date, or (b) nonpayment within fifteen (15) days after the due date upon two occasions during the term of the loan; provided, however, that nonpayment by a Participant on unpaid leave of absence shall not be deemed to be a default of the loan unless such unpaid leave of absence is for a period of greater than one year or extends beyond the original term of the loan.

  Principal payments shall be credited first to the Participant's Loan Account (and any loss caused by nonpayment of such loan shall be borne solely by such Account) and shall then be transferred along with any interest payments to the subaccounts maintained on behalf of the Participant in the ratio in which such subaccounts provided funding for the loan. Such amounts shall be invested in accordance with the Participant's then current investment election.

14.5
Default

  A Participant shall be in default if:

  (A)
  a periodic payment is not made within 60 days (90 days for loans granted on and after January 1, 2002) after the due date or within 15 days after the due date upon two occasions during the term of the loan; provided, however, that a Participant on an unpaid leave of absence shall not be deemed to be in default of the loan unless such unpaid leave of absence extends for a period longer than one year or beyond the loan maturity date; or

  (B)
  any promise that is made in the promissory note or security agreement executed by the Participant with the Trustee in connection with the loan is broken; or

  (C)
  the Participant fails to repay the entire principal amount plus all interest before the earliest of the loan maturity date, the 60th day after the Participant's cessation of employment with the Company and each Affiliated Company or the distribution of the Participant's Account.

  If Participant is in default, all indebtedness owing under the loan shall become due and payable. All indebtedness owing under the loan also shall become due and payable upon the date proposed for distribution of Participant's Account under the Plan.

  As collateral security for the payment of all indebtedness owing under the loan, Participant grants to Trustee, its successors and assignee, a security interest in Participant's present and future balances under the Loan Account.

  If Participant is in default, Trustee shall have all rights and remedies of a secured party under the Uniform Commercial Code, together with all rights and remedies provided under the Plan.

  Participant consents to the reduction of his/her Loan Account balance under the Plan if Participant is in default and if such reduction is for the purpose of satisfying (in whole or in part) Participant's obligations under the loan. Any such reduction shall not occur earlier than the date the Participant's Account is first distributable under Code Section 401(k) and regulations issued thereunder. Prior to reduction of his/her Loan Account balance in accordance with the foregoing, a Participant shall have the right to repay the full amount of any outstanding defaulted loan together with accrued interest thereon.

  Trustee may delay enforcing any of its rights under the promissory note and security agreement executed in connection with the loan.

14.6
Administrative Rules and Procedures

  The Committee may adopt such written administrative rules and procedures applicable to the administration of this Section as it may deem necessary or appropriate. Such rules and procedures may be more restrictive than the provisions of this Section provided that these rules and procedures are nondiscriminatory in effect, prospectively applied and permitted under the Code and regulations thereunder.

ARTICLE XV

AMENDMENT AND TERMINATION

15.1
Amendment

  The Plan may be wholly or partially amended or otherwise modified at any time by the Board of Directors. However,

  (A)
  no amendment or modification shall authorize or permit any part of the Fund, other than such part as is required, as provided herein, for the payment of Plan expenses, to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or cause or permit any portion of the Fund (or any portion of other assets held by the Trustee under this Plan) to revert to or become the property of the Company except as provided in Section 1.3;

  (B)
  no amendment or modification shall have any retroactive effect so as to cause any reduction, as of the date of such amendment, in the benefits due any Participant or any Retired or Terminated Participant or Beneficiary, except that any amendment may be retroactive which is necessary to bring the Plan into conformity with governmental regulations in order to qualify the Plan for tax exemptions and may affect any provisions of the Plan in any respect to comply with such regulations;

  (C)
  no amendment or modification may be made which shall increase the duties or liabilities of the Trustee without its written consent.

  Notwithstanding the foregoing, the power to amend or terminate the Plan is reserved to the board of directors of The Toronto-Dominion Bank (the "TDB Board") or such committee or committees as the TDB Board shall appoint to exercise such powers; provided, however, that the Company shall remain the sponsor of the Plan.

  Pursuant to the authority delegated by the TDB Board, the Toronto-Dominion Bank Senior International Pension Committee shall have the authority to amend or terminate the Plan; provided, however, that the board of directors of The Toronto-Dominion Bank shall retain concurrent authority to amend or terminate the Plan.

  In addition, the Committee shall have the authority to adopt amendments which do not significantly affect the cost of the Plan and which address administrative procedures or which may be necessary or appropriate to qualify or maintain the Plan, any trust and any contract with an insurance carrier which may form a part of the Plan as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code.

15.2
Permanent Discontinuance of Contributions; Termination

(A)
Permanent Discontinuance of Contributions

    While the Plan and Trust are intended to be permanent, contributions to the Plan may be permanently discontinued at any time at the discretion of the Board of Directors, by giving written notice to the Trustee. Thereafter, no further contributions shall be made to the Trustee under the Plan, and the Accrued Benefits of each Participant shall become fully nonforfeitable. There shall be no change thereafter in any such Account except (1) through revaluation of the Trust and allocation of earnings pursuant to Article VIII; and (2) through distributions of benefits by the Trustee to the Participants pursuant to the Plan.

  (B)
  Termination

    The Plan and the Trust shall terminate if:

    (1)
    the Board of Directors shall, in their discretion, so determine; or

    (2)
    the Company is legally adjudicated bankrupt, or makes general assignment for the benefit of its creditors, or is dissolved.

    The Trustee shall distribute Accrued Benefits to the Participants entitled thereto in the same manner in which they would have been distributed to the Participants if their Normal Retirement Date had been on the effective date of the termination of the Plan and Trust provided, however, that a Participant's Accrued Benefit shall be reduced by a pro rata portion of any termination expenses not paid by the Company pursuant to Section 18.3.

  (C)
  Nonforfeitable Accrued Benefits on Termination

    Upon permanent discontinuance of contributions by the Company to a Plan (whether or not notice is given to the Trustee pursuant to Section 15.2(A)), or upon termination or partial termination of the Plan, the appropriate Accounts of all affected Participants shall become entirely nonforfeitable.

ARTICLE XVI

QUALIFIED DOMESTIC RELATIONS ORDERS (QDROS)

16.1
Terms of a QDRO

  The provisions of Section 11.6 shall not be applicable to a Qualified Domestic Relations Order, and payment of benefits shall be made in accordance with the terms of such order provided that such order:

  (A)
  creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the Accrued Benefit payable to a Participant under the Plan;

  (B)
  clearly specifies:

  (1)
  the name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

  (2)
  the amount or percentage of the Participant's Accrued Benefit to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined;

  (3)
  the number of payments or period to which such order applies; and

  (4)
  the name of each plan to which such order applies;

  (C)
  does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

  (D)
  does not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

  (E)
  does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

16.2
QDRO Definitions

  The following terms shall have the following meanings for purposes of this Article:

  (A)
  "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which:

  (1)
  relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant;

    (2)
    is made pursuant to a state domestic relations law (including a community property law); and

    (3)
    which meets the requirements of the foregoing Section 16.1.

  (B)
  "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

16.3
Payments Prior to Separation from Employment

  In the case of any payment made before a Participant has separated from the service of the Company, a Qualified Domestic Relations Order shall not be considered as failing to meet the requirements of Section 16.1 solely because such order requires that payment of benefits be made to an Alternate Payee:

  (A)
  on or after the date on which the Participant attains (or would have attained) the Earliest Retirement Age (as hereafter defined);

  (B)
  as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the value of the Accrued Benefit standing to the Participant's credit on such date); and

  (C)
  in any form in which such benefits may be paid under the Plan to the Participant.

  For purposes of this Section, the term "Earliest Retirement Age" means the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of (1) the date the Participant attains age 50, or (2) the earliest date on which the Participant could begin receiving benefits under the Plan, if he separated from service.

  Notwithstanding the foregoing, if the Qualified Domestic Relations Order so provides and, if the benefit payable to the Alternate Payee exceeds $5,000, the Alternate Payee consents in writing, such benefits may be paid as soon as administratively practicable following the date that the order is deemed to be qualified or such other later date as shall be specified in the order, regardless of whether such date precedes the Earliest Retirement Age.

16.4
Treatment of Former Spouse

  To the extent provided in any Qualified Domestic Relations Order:

  (A)
  the former spouse of a Participant shall be treated as a "surviving spouse" of such Participant for purposes of Section 401(a)(11) and 417 of the Code, and any spouse of the Participant shall not be treated as a spouse of the Participant for such purposes; and

  (B)
  if married for at least one (1) year to the Participant, such former spouse shall be treated as meeting the requirements of Section 417(d) of the Code.

16.5
Notification of Receipt of Order

  The Committee shall promptly notify a Participant and any other Alternate Payee of the receipt of a Qualified Domestic Relations Order and of the Plan's procedure for determining whether the order meets the requirements of a Qualified Domestic Relations Order under this Article. Within a reasonable period of time after the receipt of such order, the Committee, in accordance with such procedures as it shall from time to time establish, shall determine whether such order meets the requirements of a Qualified Domestic Relations Order under this Article, and shall notify the Participant and each Alternate Payee of such determination.

16.6
Separate Accounting

  During any period of time in which the issue of whether a domestic relations order meets the requirements of a Qualified Domestic Relations Order under this Article is being determined by a Court of competent jurisdiction or by the Committee, the Committee shall separately account for the amounts (hereafter referred to as the "segregated amounts") which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order under this Article. If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the domestic relations order, such order is determined to be a Qualified Domestic Relations Order under this Article, the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within the eighteen (18) month period referred to above it is determined that such order is not a Qualified Domestic Relations Order under this Article, or the issue as to whether such order so qualifies is not resolved, then the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order under this Article which is made after the end of the eighteen (18) month period described above shall be applied prospectively only.

ARTICLE XVII

ROLLOVER CONTRIBUTIONS

17.1
Rollover of Funds From Other Plans

  In the event that an individual

  (A)
  becomes an Eligible Employee,

  (B)
  shall have been a participant in an employer's plan described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code,

  (C)
  received from such trust an eligible rollover distribution, as defined in Section 402(c)(4) of the Code, and

  (D)
  such property consists of money,

  then, with the consent of the Committee, such Eligible Employee may transfer any portion of the distribution to this Plan on or before the sixtieth (60th) day after the day on which he received such property. Furthermore, such Eligible Employee may direct the prior trust to transfer any portion of the distribution directly to the Plan. Upon receipt by the Plan, such amount shall be credited to the Rollover Account established hereunder pursuant to this Section 17.1. Such Eligible Employee shall have a one hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Account as a result of such transfer.

17.2
Rollover of Funds From Conduit Individual Retirement Account (IRA)

  In the event that an individual

  (A)
  becomes an Eligible Employee, and

  (B)
  shall have established an Individual Retirement Account or Individual Retirement Annuity (hereinafter collectively referred to as "IRA") described in Sections 408(a) and 408(b), respectively, of the Code, which IRA is comprised solely of amounts constituting a rollover contribution of an eligible rollover distribution, as defined in Section 402(c)(4) of the Code, from an employees plan described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code, or an annuity plan described in Section 403(a) of the Code, and

  (C)
  received from such IRA the entire amount of the account or the entire value of the annuity, including any earnings on such sums, pursuant to Section 408(d)(3)(A)(ii) of the Code, and

  (D)
  such property consists of money,

  then, with the consent of the Committee, the Eligible Employee may transfer the entire amount received in such distribution to this Plan (for the benefit of such individual) on or before the sixtieth (60th) day after the day on which he received such payment or distribution, and upon receipt by the Plan, such amount shall be credited to the Rollover Account established hereunder pursuant to Section 17.1.

  Such Eligible Employee shall have a one-hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Account as a result of such IRA rollover.

17.3
Treatment as Participant

  If an Eligible Employee who is not a Participant in the Plan makes a rollover pursuant to this Article XVII, he shall be treated as a Participant for all purposes of the Plan except that he shall not be entitled to have Compensation Reduction Contributions made on his behalf or to receive Company Matching Contributions or Qualified Non-Elective Contributions until he shall become a Participant pursuant to Article IV.

17.4
Mistaken Rollover

  If it is determined that a rollover contribution did not qualify under the Code for a tax free rollover, then as soon as reasonably possible the balance in the Rollover Account shall be:

  (A)
  segregated from all other Plan assets,

  (B)
  treated as a non-qualified trust established by and for the benefit of the Participant, and

  (C)
  distributed to the Eligible Employee.

  Such a mistaken rollover contribution shall be deemed never to have been a part of the Plan and shall not adversely affect the tax qualification of the Plan under the Code.

17.5
Investment of Rollover Account

  A Participant's Rollover Account shall be invested in accordance with the Participant's investment election made in accordance with procedures established by the Committee, or, if the Participant fails to make such an investment election, in accordance with the Participant's then current investment election. An Eligible Employee who is not a Participant shall make an investment election in accordance with procedures established by the Committee with respect to his Rollover Account. If such Eligible Employee fails to make such an election, his Rollover Account shall be invested in the investment fund which the Committee determines has the lowest risk of all investment funds provided under the Plan.

ARTICLE XVIII

MISCELLANEOUS PROVISIONS

18.1
Uniform Application

  The powers of discretion granted to the Company, Committee, and Trustee under this Plan shall be exercised and applied uniformly to all Participants, and not so as to discriminate in favor of Employees who are highly compensated or who are officers or shareholders of the Company.

18.2
Determination of Contributions and Compensation Not Subject to Review

  The determination by the Company or Committee of contributions made, or a Participant's Compensation, shall be binding on all interested persons and shall not be subject to review in any manner. The Trustee shall have no right or duty to inquire into the amount of the Company's contributions or the Committee's determination of Compensation, and shall be accountable only for funds actually received.

18.3
Payment of Expenses

  In addition to contributions under Article VI and Article VII, the Company may elect to pay any and all administrative expenses of the Plan including any and all fees and retainers of the Trustee, consultants, administrators, investment advisers, custodians, auditors, legal counsel, and other agents retained by the Company, the Committee or the Trustee with respect to the Plan. If the Company does not elect to pay all or part of such expenses, the Trustee shall pay such expenses, or the balance thereof, and charge the payment thereof against the Fund.

18.4
Participant's Rights; Claim Procedure

(A)
Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefit, shall be construed as giving to a Participant or any other person any legal or equitable right against the Company, or any officer or employee thereof, or against the Committee, or the Trustee, except as provided herein.

(B)
A claim for any benefit under the Plan may be made by a Participant or Beneficiary within 60 days following the event which gives rise to the claim. Such claim shall be in writing and shall be deemed to have been given when mailed to the Committee at the Company's principal office by Certified Mail, Return Receipt Requested. If the claim is wholly or partially denied, notice of such denial shall be mailed to the claimant within 30 days following receipt by the Committee of the written claim. Such notice shall be deemed to have been given when mailed to the claimant by Certified Mail, Return Receipt Requested, and shall set forth in a manner calculated to be understood by the claimant:

(1)
the specific reason or reasons for the denial;

    (2)
    a specific reference to the provisions of the Plan on which the denial is based;

    (3)
    a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

    (4)
    an explanation of the Plan's claim review procedure, as set forth below; and

    (5)
    any other information that may be required under applicable Department of Labor regulations.

    Within 60 days after receipt by the claimant of a notice of denial of his or her claim, the claimant may request the Committee to review such denial. Such request shall be deemed to have been made when mailed to the Committee at the Company's principal office by Certified Mail, Return Receipt Requested. If such request is made, the Committee shall conduct such a review and render a decision within 60 days following receipt of the claimant's request and if requested by the claimant, a hearing shall be held at which the claimant may present the claimant's views and at which the claimant may be represented by counsel. In order to enable the claimant to prepare for such a hearing, or to submit issues and comments in writing, the Committee will make available all pertinent documents for review by the claimant or the claimant's representative. The decision on review shall be in writing and shall contain the specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions on which the decision is based. It shall be mailed to the claimant by Certified Mail, Return Receipt Requested. These claims procedures will be administered in accordance with ERISA Section 503 and related rules and regulations thereunder.

18.5
Written Notice May Be Required

  In any case in which the Company, the Committee, or the Trustee, shall be directed to take any action upon the occurrence of any event it shall be under no obligation to take such action, unless and until proper and satisfactory written notice of such occurrence shall have been received by it. A certificate in writing to the Trustee or the Committee from any officer of the Company, as to the happening of any event, shall constitute conclusive evidence thereof. The Trustee shall be fully protected and discharged from all liability in accepting and relying upon any such certificate from an officer of the Company, or a member of the Committee.

18.6
Merger or Consolidation of Plan

  In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant must be entitled to receive a benefit immediately after the merger, consolidation or transfer (if the new plan then terminated) which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan then terminated).

18.7
Validity or Writings Presumed

  The Company and the Trustee shall all be fully protected in relying upon any notice, request, consent, letter, telegram or other paper or document reasonably believed to be genuine, and to have been signed or sent by the proper person.

18.8
When Notice Given

  Any notice required or permitted to be given under this Article XVIII shall be deemed given as of the date of personal delivery or the date of mailing, as the case may be, shall be in writing and shall be delivered personally or sent by Certified Mail, Return Receipt Requested if to the Company or the Committee or Trustee, to the Company's principal office, and if to a Participant or Beneficiary, to the address as set forth on the records of the Company. A copy of any notice to the Trustee shall also be delivered personally or mailed, Certified Mail, Return Receipt Requested, to the Trustee's principal office.

18.9
Construction of Plan

  This Plan shall be construed and administered, and its validity shall be determined, according to the laws of the State of New York, to the extent not preempted by federal law.

18.10
Plan Binding Upon Representatives

  This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of all parties, present and future.

18.11
Titles to Have No Effect

  The titles of Articles and Sections in this Plan are included only for convenience and are not to be considered in construction or interpretation of the provisions hereof.

18.12
Word Construction

  Where applicable in this Plan, words used in the masculine shall be read and construed in the feminine, and the singular of any word shall include the plural and the plural may be read in the singular.

18.13
No Provision to be Interpreted as Exculpatory

  To the extent required by law, no provision in this Plan shall be interpreted as relieving the Company, or any member of the Committee, or the Trustee of responsibility for the proper performance of all responsibilities assigned under this Plan or required by applicable law.

  However, to the extent permitted by applicable law, including without limitation Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1, no Plan fiduciary shall be liable for investment losses sustained by any Participant or Beneficiary.

18.14
Supplemental Claims Procedures for Benefits on Account of Disability

  Effective for all claims filed on or after January 1, 2002, for benefits for which the Committee is required to make a determination as to Disability, the Committee shall notify the claimant of the approval or the denial of the claim within 45 days after receipt unless, due to circumstances beyond the control of the Committee, an extension of time for processing the claim is required. If the Committee needs such an extension, the Committee shall furnish a written notice to the claimant before the end of the initial 45-day period that the review period will be extended by 30 days. If, before the end of the first extension period, the Committee determines that circumstances beyond its control prevent a decision from being rendered within that period, it may be extended for an additional 30 days, provided that the Committee notifies the claimant before the end of the first extension period.

  In the case of either extension as described above, the written notice shall specify the circumstances requiring an extension and the date by which the Committee expects to reach a final decision. That date shall not be later than 75 days after the date on which the claim was filed, in the case of a first extension, or 105 days after the date on which the claim was filed, in the case of a second extension. The notice of extension shall specifically explain (1) the standards on which entitlement to a benefit is based, (2) the unresolved issues that prevent a final decision from being rendered, (3) the additional information needed to resolve those issues, and (4) that the claimant has 45 days in which to provide the information. If the claimant must provide additional information, the review period shall be tolled until the information is provided.

  In addition to the requirements for a notice of denial of benefits specified in Section 18.4, a notice of denial of benefits on account of disability shall contain the following:

  (A)
  if an internal rule, document, guideline, protocol, or other criterion was relied on in making the adverse determination, either the rule, document, guideline, protocol, or criterion itself — or a statement that it was relied on and that a copy of it will be provided free of charge to the claimant upon request;

  (B)
  if the adverse determination was based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such an explanation will be provided free of charge upon request;

  (C)
  a notice informing the claimant about the right to bring a civil action under ERISA; and

  (D)
  a description of the voluntary appeal procedures offered by the Plan.

  Effective for claims filed on or after January 1, 2002, if a claim for benefits for which the Committee must make a determination of Disability is denied, in whole or in part, the claimant shall have the right to request that the Committee review the denial, provided that the request is made in writing within 180 days receiving written notification of the denial.

  In addition to the requirements for a review of a denial of a claim specified in Section 18.4, a review of a denial of a claim for benefits on account of Disability shall not give deference to the initial adverse benefit determination and shall be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the initial adverse determination nor a subordinate of that individual.

  In reviewing an adverse determination of a claim for benefits on account of disability that is based in whole or in part on a medical judgment, the Committee shall consult with a health care professional who has appropriate experience in the field of medicine involved in the medical judgment. That health care professional shall be neither an individual who was consulted in connection with the initial adverse benefit determination, nor a subordinate of any such individual. In addition, the Committee shall identify medical or vocational experts whose advice was obtained in connection with the claimant's adverse benefit determination, without regard to whether their advice was relied upon.

  Within 45 days after a request for review is received, the review shall be made and the Committee shall advise the claimant in writing of its decision, unless special circumstances require an extension. If the Committee needs such an extension, it shall so notify the claimant before the termination of the initial 45-day period. The notice shall specify the reasons for the extension and when the review shall be completed (provided it is within 90 days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to plan provisions on which the decision is based. The decision on review shall also contain the same information as in the initial benefit determination notice regarding internal rules, documents, guidelines, protocols, or other criteria (or the claimant's access to that information); the same statement as in the initial benefit determination notice regarding denials based on medical necessity or experimental treatments; a description of the claimant's right to obtain additional information about voluntary appeal procedures; and the following statement: "You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local US Department of Labor office or your state insurance regulatory agency."

18.15
Failure to Follow Claims Procedures

  A decision on review shall be final and binding. If a claimant fails to file a request for review according to the Plan's claim procedures, the claimant shall have no rights to review and no right to bring action in any court, and the denial of the claim shall become final and binding.

ARTICLE XIX

VOTING EMPLOYER STOCK

19.1
Voting Employer Stock

  The Trustee shall exercise all voting or tender offer rights with respect to any Employer Stock held by it in accordance with instructions from Participants. Each Participant shall be a named fiduciary within the meaning of Section 403(a)(1) of ERISA for the purpose of directing the voting and tendering of Employer Stock allocated to his Plan Account. Each Participant may direct the Trustee, confidentially, how to vote or whether or not to tender the Employer Stock representing shares allocated to his Plan Account. Upon timely receipt of direction, the Trustee shall vote or tender all such shares of Employer Stock as directed by the Participants. The Company shall use reasonable procedures to inform Participants as to what action will be taken in the absence of such affirmative instructions. In the case of a proxy vote, the Company directs the Trustee to vote shares of Employer Stock for which no Participant direction is received in the same proportion as shares that were affirmatively voted by Participants. In the case of a tender offer or other right or option with respect to Employer Stock, a Participant who does not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of such Employer Stock shall be deemed to have directed the Trustee that such shares allocated to his Plan Account remain invested in Employer Stock. Solely consistent with its responsibilities as a directed trustee under Section 403(a)(1) of ERISA, the Trustee will not follow any direction, including any direction as set forth in this Section 19.1, that would be contrary to ERISA.

ARTICLE XX

MINIMUM DISTRIBUTION REQUIREMENTS

20.1
General Rules

(A)
Effective Date

    The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

  (B)
  Precedence

    The requirements of this Article will take precedence over any inconsistent provisions of the Plan. In no event, however, is this Article intended to expand the available forms of distribution under the Plan or to defer the date on which a distribution is otherwise required to commence under the Plan.

  (C)
  Requirements of Treasury Regulations Incorporated

    All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

20.2
Time and Manner of Distribution

(A)
Required Beginning Date

    The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

  (B)
  Death of Participant Before Distributions Begin

    If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

    (1)
    If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

    (2)
    If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

    (3)
    If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

    (4)
    If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph (B), other than (B)(1), will apply as if the surviving spouse were the Participant.

    For purposes of this Paragraph (B) and Section 20.4, unless Paragraph (B)(4) applies, distributions are considered to begin on the Participant's required beginning date. If Paragraph (B)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Paragraph (B)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Paragraph (B)(1)), the date distributions are considered to begin is the date distributions actually commence.

  (C)
  Forms of Distribution

    Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 20.3 and 20.4 of this Article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

20.3
Required Minimum Distributions During Participant's Lifetime

(A)
Amount of Required Minimum Distribution for Each Distribution Calendar Year

    During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

    (1)
    the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

    (2)
    if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

  (B)
  Lifetime Required Minimum Distributions Continue Through Year of Participant's Death

    Required minimum distributions will be determined under this Section 20.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

20.4
Required Minimum Distributions After Participant's Death

(A)
Death On or After Date Distributions Begin

(1)
Participant Survived by Designated Beneficiary

      If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

      (a)
      The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

      (b)
      If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

      (c)
      If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

    (2)
    No Designated Beneficiary

      If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

  (B)
  Death Before Date Distributions Begin

  (1)
  Participant Survived by Designated Beneficiary

      If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 20.4(A).

    (2)
    No Designated Beneficiary

      If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

    (3)
    Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin

      If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under 20.2(B)(1), this Section 20.4(B) will apply as if the surviving spouse were the Participant.

20.5
Definitions

(A)
Designated Beneficiary

    The individual who is designated as the beneficiary under Section 2.8 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

  (B)
  Distribution Calendar Year

    A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 20.2(B). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

  (C)
  Life Expectancy

    Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

  (D)
  Participant's Account Balance

    The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

  (E)
  Required Beginning Date

    The date specified in Section 11.1(B) of the Plan.

QuickLinks

  Exhibit 99.1